UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____ )

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ALCOA INC.

(Name of Registrant as Specified In Its Charter)

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# 2004 Notice of Annual Meeting and Proxy Statement

ALCOA

Markets
Customers
Solutions

TO ALCOA SHAREHOLDERS:

I cordially invite you to the 2004 annual meeting of Alcoa shareholders. The meeting this year will be held on Friday, April 30, 2004 at 9:30 a.m. at the Carnegie Music Hall in the Oakland section of Pittsburgh, Pennsylvania. The location is accessible to disabled persons, and we will have headsets available for the hearing impaired. I hope you will participate in this review of our company’s business and operations.

This proxy statement describes the items to be voted on at the meeting. In addition to voting, we will review the company’s major developments of 2003 and answer your questions.

You will need an admission ticket if you plan to attend the meeting. For registered holders, we have included an admission ticket with your proxy card. Other shareholders may obtain tickets by contacting the corporate secretary.

Whether or not you will be attending the meeting, your vote is very important. Please vote. There are three ways that you can cast your ballot – by telephone, by Internet or by mailing the proxy card.

I look forward to seeing you at the annual meeting.

Sincerely,

Alain J. P. Belda Chairman of the Board and Chief Executive Officer

March 1, 2004

NOTICE OF 2004 ANNUAL MEETING

March 1, 2004

Alcoa’s annual meeting of shareholders will be held on Friday, April 30, 2004 at 9:30 a.m. We will meet in the Theatre at the Carnegie Music Hall, 4400 Forbes Avenue, Pittsburgh, Pennsylvania 15213-4080. You may vote at this meeting if you owned common stock at the close of business on February 2, 2004.

At the meeting, we plan to:

• elect four directors to serve new terms;

• vote on the 2004 stock incentive plan;

• consider shareholder proposals; and

• attend to other business properly presented at the meeting.

On behalf of Alcoa’s Board of Directors,

Judith L. Nocito Secretary

NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

THE ANNUAL MEETING AND VOTING – QUESTIONS AND ANSWERS	7

BOARD OF DIRECTORS	9
Independence
Lead Director
Meetings and Attendance

COMMITTEES	9
Independence
Audit Committee
Compensation and Benefits Committee
Executive Committee
Governance and Nominating Committee
Public Issues Committee

DIRECTORS’ COMPENSATION	10

TRANSACTIONS WITH DIRECTORS’ COMPANIES	11

OTHER CORPORATE GOVERNANCE MATTERS	11
Board, Committee and Director Evaluations
Communications with Directors
Business Conduct Policies and Code of Ethics

ADDITIONAL GOVERNANCE AND NOMINATING COMMITTEE DISCLOSURE	12
Shareholder Recommendations for Directors
Shareholder Nominations from the Floor of the Annual Meeting
Minimum Qualifications for Director Nominees and Board
Member Attributes
Identification and Evaluation of Director Candidates
Use of Consultants

ITEM 1 – ELECTION OF DIRECTORS	14

ALCOA STOCK OWNERSHIP AND PERFORMANCE	25
Stock Ownership of Certain Beneficial Owners
Stock Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Stock Performance Graph

TABLE OF CONTENTS (continued)

REPORT OF THE AUDIT COMMITTEE	28

EXECUTIVE COMPENSATION	30
Report of the Compensation and Benefits Committee
Summary Compensation Table
Option Grants in 2003
2003 Aggregated Option Exercises and Year-End Option Values
Pension Plans and Pension Plan Table
Equity Compensation Plan Information

ITEM 2 – PROPOSAL TO APPROVE THE 2004 ALCOA STOCK INCENTIVE PLAN	39

ITEM 3 – SHAREHOLDER PROPOSALS	46
3(a) – Shareholder Proposal Relating to Pay Disparity
3(b) – Shareholder Proposal Relating to Change in Control
Severance Plan

OTHER INFORMATION	50

ATTACHMENT A	51
Director Independence Standards

ATTACHMENT B	53
Audit Committee Charter

ATTACHMENT C	59
Compensation and Benefits Committee Charter

ATTACHMENT D	62
Governance and Nominating Committee Charter

ATTACHMENT E	65
Public Issues Committee Charter

ATTACHMENT F	67
Pre-approval Policies and Procedures Adopted by the Audit
Committee in April 2003 for Audit and Non-Audit Services

ATTACHMENT G	71
2004 Alcoa Stock Incentive Plan

THE ANNUAL MEETING AND VOTING – QUESTIONS AND ANSWERS

The Alcoa Board of Directors is soliciting proxies for the 2004 annual meeting of shareholders. This booklet and proxy card contain information about the items you will vote on at the annual meeting. These documents are first being mailed or given to shareholders on or about March 8, 2004.

Who is entitled to vote and how many votes do I have?
If you are a common stockholder of record at the close of business on February 2, 2004, you can vote. For each matter presented for vote, you have one vote for each share you own.

How do I vote?
You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy by telephone or electronically using the Internet, see the instructions on the proxy form and have the proxy form available when you call or access the Internet web site. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?
If you are a stockholder of record or participate in Alcoa’s Dividend Reinvestment and Stock Purchase Plan or employee savings or stock purchase plans, you will receive one proxy card for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to complete each of the cards (which represent together your total shareholdings) with your vote. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Equiserve Trust Company, N.A., at 1 (800) 317-4445 (in the U.S. and Canada) or 1 (781) 575-2724 (all other calls) or by e-mail at equiserve@equiserve.com.

How do I vote if I participate in one of the employee savings plans?
You must provide the trustee of the employee plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the Internet. You cannot vote your shares in person at the annual meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. Under some plans, the trustee may not have discretion to vote unless an instruction is received.

Can I change my vote?
There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting. (Please note that, in order to be counted, the revocation or change must be received by the cutoff time indicated on the proxy card):

•	Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•	Vote again by telephone or at the Internet web site.

•	Common stockholders of record may vote in person at the annual meeting.

•	Common stockholders of record may notify Alcoa’s corporate secretary in writing that a prior proxy is revoked or voting instructions are changed.

•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

Is my vote confidential?
Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Corporate Election Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the inspector of election for the meeting.

Who can attend the annual meeting, and how do I obtain an admission ticket?
You may attend the meeting if you were a shareholder as of the close of business on February 2, 2004. If you plan to attend the meeting, you will need an admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please write to: Secretary’s Office, Alcoa, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, Attention: Dolores A. Yura. Please include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you an admission ticket.

What constitutes a “quorum” for the meeting?
A quorum consists of a majority of the outstanding shares, present or represented by proxy. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Director candidates who receive the highest number of votes cast will be elected. Approval of each other item being considered requires a majority of the votes cast.

At the close of business on February 2, 2004, the record date for the meeting, Alcoa had outstanding 869,876,384 shares of common stock (excluding treasury shares).

Who pays for the solicitation of proxies?
Alcoa pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We retain Morrow & Company, Inc. to assist with the solicitation for a fee of $15,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I comment on company business?
Space for your comments is provided on the proxy card, or you may send your comments to us in care of the corporate secretary. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns and address your needs.

May I nominate someone to be a director of Alcoa?
Yes, please see page 12 of this proxy statement for complete details.

When are the 2005 shareholder proposals due?
The next Alcoa annual meeting is on April 22, 2005. You must submit shareholder proposals in writing by November 1, 2004, for them to be considered for the 2005 proxy statement. No proposals received after January 30, 2005 may be raised from the floor of the annual meeting. Address all shareholder proposals to: Secretary’s Office, Alcoa, 390 Park Avenue, New York, New York 10022-4608.

BOARD OF DIRECTORS

The Board of Directors considers major decisions of Alcoa. The Board has adopted Corporate Governance Guidelines, which, among other things, describe director responsibilities, qualifications and access to management. The Corporate Governance Guidelines can be found by going to the “About Alcoa – Corporate Governance – Governance Guidelines” section of the http://www.alcoa.com site.

Independence
The Board has adopted Director Independence Standards, attached as Attachment A, which are in accordance with the New York Stock Exchange listing standards as well as the additional independence requirements under the Securities Exchange Act of 1934 applicable to Audit Committee members. At its February 2004 meeting, the Board determined that 10 of the 11 directors are independent in accordance with the adopted Standards. Mr. Belda is an employee of the company and is therefore not independent. With respect to any director serving as an executive officer of any charitable organization, neither the company nor the Alcoa Foundation has, within the preceding three years, made contributions in any single fiscal year exceeding the greater of $250,000 or 2% of such charitable organization’s consolidated gross revenues.

Lead Director
The Board has designated Franklin A. Thomas as the Lead Director. Mr. Thomas presides at all executive sessions of the non-management directors. Executive sessions are held at each Board meeting conducted throughout the year.

Meetings and Attendance
The Board met six times in 2003. Attendance by directors at Board and committee meetings averaged 95%. All incumbent directors serving in 2003 attended at least 75% of the meetings. The Board regularly schedules a Board meeting to occur the day prior to, or the day of, the annual shareholders’ meeting. Although the company has no formal policy on director attendance at the annual shareholders’ meeting, this scheduling facilitates their attendance. All of the then-current members of the Board attended the company’s 2003 annual meeting.

COMMITTEES

Independence
Members of all committees, except the Executive Committee, are independent as defined by the NYSE listing standards and the Board’s Director Independence Standards. The Board has the following five standing committees:

Audit Committee
The Audit Committee reviews Alcoa’s auditing, financial reporting and internal control functions and retains, oversees and evaluates the independent auditors. It also reviews the company’s environmental, health and safety audits and monitors compliance with Alcoa’s Business Conduct Policies. No committee member currently sits on more than two other public companies’ audit committees. The Audit Committee meets individually with the independent auditors, the Chief Financial Officer, the Vice President-Audit and the General Counsel and Chief Compliance Officer, without any other members of management present. The committee met five times in 2003. The chairman of this committee or his designee met also with management and the independent auditors before earnings announcements in January, April, July and October, and the full committee reviewed quarterly results before filing. In addition, the full committee reviewed annual results, the Audit Committee report (see page 28 of this proxy statement) and the annual disclosures before filing.

The Board has designated Henry B. Schacht as the Audit Committee “financial expert” under applicable SEC rules, and he and the other members of the Audit Committee have been determined to be financially literate. All members of the Audit Committee have been determined by the Board to be independent in accordance with the NYSE listing standards and the Board’s Director Independence Standards. The Audit Committee Charter provides the committee the ability to engage outside advisors, as it deems appropriate, including but not limited to financial and legal experts. The Audit Committee Charter is available by going to the “About Alcoa – Corporate Governance – Committees” section of the http://www.alcoa.com site, and is attached as Attachment B.

Compensation and Benefits Committee
The Compensation and Benefits Committee discharges the Board’s responsibilities relating to the compensation of the company’s officers, oversees the administration of the company’s compensation and benefits plans (particularly the incentive compensation and equity-based plans of the company) and prepares the annual report on executive compensation (see page 30 of this proxy statement). In addition, the committee has oversight responsibility for the investment policy of the company’s principal pension and savings plans. The Compensation and Benefits Committee met six times in 2003. The Compensation and Benefits Committee Charter is available by going to the “About Alcoa – Corporate Governance – Committees” section of the http://www.alcoa.com site, and is attached as Attachment C.

Executive Committee
The Executive Committee has authority to act on behalf of the Board. In 2003, this committee met twice when specific action was required between Board meetings.

Governance and Nominating Committee
The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This includes all potential candidates, whether initially recommended by management, other Board members or shareholders of the company. In addition, the committee makes recommendations to the Board for Board committee assignments, develops and annually reviews corporate governance guidelines for the company and  otherwise oversees corporate governance matters, and coordinates an annual performance review for the Board, Board committees and individual director nominees. The Board has determined that some corporate governance matters regarding management are properly dealt with by the Audit Committee and the Compensation and Benefits Committee, as reflected in their Charters. See page 12 of this proxy statement for additional information on the Governance and Nominating Committee’s processes. The committee met five times in 2003. The Governance and Nominating Committee Charter is available by going to the “About Alcoa – Corporate Governance – Committees” section of the http://www.alcoa.com site, and is attached as Attachment D.

Public Issues Committee
The Public Issues Committee provides advice and guidance on public issues, oversees corporate giving, makes recommendations to the Board regarding significant shareholder issues and reviews company reporting initiatives regarding social and environmental matters. The committee met four times in 2003. The Public Issues Committee Charter is available by going to the “About Alcoa – Corporate Governance – Committees” section of the http://www.alcoa.com site, and is attached as Attachment E.

DIRECTORS’ COMPENSATION

Alcoa pays each director who is not an Alcoa employee an annual retainer fee of $150,000. Directors are required to invest 50% of their annual retainer in Alcoa stock, either through direct investment or in the share equivalent fund under the company’s deferred fee plan for non-employee directors. Directors are required to maintain their investment in Alcoa stock until they retire from the Board. No other meeting fees are paid to directors for service on the Board, and directors do not receive stock options. Alcoa does not fund directors’ deferred accounts, but pays them out in cash from general funds of the company after Board service ends.

TRANSACTIONS WITH DIRECTORS’ COMPANIES

In the course of ordinary business, Alcoa and its subsidiaries may have transactions with companies and organizations whose executive officers are also Alcoa directors. None of these transactions in 2003 exceeded the threshold for disclosure under SEC rules, which is 5% of the gross revenues of either Alcoa or the other organization.

OTHER CORPORATE GOVERNANCE MATTERS

Board, Committee and Director Evaluations
Written questionnaires prepared by the Governance and Nominating Committee are used by the directors to evaluate the Board as a whole and its committees, as well as those directors who are being considered by the committee for possible re-nomination to the Board. The evaluation process was completed for the first time in 2003, and it will be repeated annually. Directors submit completed questionnaires to the General Counsel, who summarizes the results without attribution, and reports the results back to the committee. Summaries of director nominee evaluations are submitted to the Governance and Nominating Committee, the CEO and the Lead Director, and private sessions, as appropriate, are conducted with the prospective nominee by the committee chairman, the CEO and/or the Lead Director. The full Board discusses summaries of the Board and committee evaluations.

Communications with Directors
The Board of Directors welcomes shareholder input and suggestions. Those wishing to contact the Lead Director may do so by going to http://www.alcoa.com/lnk/contact_directors and sending an email to the Lead Director.

To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may contact the Audit Committee by going to http://www.alcoa.com/lnk/contact_directors and sending an email to the Audit Committee, or you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Compliance Line at 1 (800) 346-7319. For a listing of Compliance Line telephone numbers outside the United States, go to the “About Alcoa – Corporate Governance – Ethics and Compliance” section of the http://www.alcoa.com site.

To communicate with the company’s non-management directors as a group, go to http://www.alcoa.com/lnk/contact_directors and send an email to the non-management directors. In the alternative, you may contact the directors or committees by sending correspondence to: Alcoa – Board of Directors, 390 Park Avenue, New York, New York 10022-4608.

Business Conduct Policies and Code of Ethics
The company has had in place for many years Business Conduct Policies that apply to all company officers and employees, as well as those of controlled subsidiaries, affiliates and joint ventures. In November 2003, the Board of Directors updated those policies and made them applicable, as well, to the directors. The directors were surveyed for 2003 and will be surveyed annually regarding their compliance with the Policies. The Business Conduct Policies are available on the “About Alcoa – Corporate Governance – Policies” section of the http://www.alcoa.com site.

In November 2003, the Board adopted the Code of Ethics Applicable to the CEO, CFO and Other Financial Professionals, including the principal accounting officer. Those subject to its terms, who are also governed by the Business Conduct Policies referenced above, were surveyed for 2003 and will be surveyed annually for compliance. Only the Audit Committee of the Board of Directors can amend or grant waivers from the provisions of the Code, and any such amendments or waivers will be promptly posted at http://www.alcoa.com. That Code of Ethics Applicable to the CEO, CFO and Other Financial Professionals is available by going to the “About Alcoa – Corporate Governance – Policies” section of the http://www.alcoa.com site.

ADDITIONAL GOVERNANCE AND NOMINATING COMMITTEE DISCLOSURE

Shareholder Recommendations for Directors
Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Alcoa – Governance and Nominating Committee, 390 Park Avenue, New York, New York 10022-4608. The written submission should contain: the name and address of the shareholder recommending the individual, as well as the individual’s name and address; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules; and an indication of the individual’s willingness to serve as a director of the company. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures.

Shareholder Nominations from the Floor of the Annual Meeting
The company’s Articles provide that any shareholder entitled to vote at an annual shareholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. The shareholder must provide written notice of the shareholder’s intent to make such a nomination or nominations to Alcoa’s Secretary not later than 90 days before the anniversary date of the immediately preceding annual meeting. The notice must contain the following information:

•	The name and address of the shareholder making the nomination and the name and address of the person or persons to be nominated;

•	The number of shares of Alcoa stock that the shareholder owns and is entitled to vote at the annual meeting;

•	A statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons so specified;

•	A description of all arrangements or understandings (if any) between the shareholder and each nominee or other person (naming such person) by or under which the nominations are to be made;

•	Information about the nominees as would be required to be included in a proxy statement filed under then-current SEC rules; and

•	The consent of each nominee to serve as a director of the company.

Any such notice must be sent to: Alcoa Corporate Secretary, 390 Park Avenue, New York, New York 10022-4608. The deadline for receipt of any shareholder nominations for the 2005 annual meeting is January 30, 2005.

Minimum Qualifications for Director Nominees and Board Member Attributes
The Governance and Nominating Committee has no specific, minimum qualifications for director candidates. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict or appear to conflict with the interests of the company and be willing and able to commit the necessary time for Board and committee service. The committee believes that Board members should represent a balance of diverse backgrounds and skills, including, for example, marketing, finance, manufacturing, engineering and international experience. The committee believes it is desirable for one or more Board members to be a current CEO or senior officer in a manufacturing, consumer products or new economy (such as high technology) industry of a size comparable to Alcoa and global in reach. To comply with regulatory requirements, a majority of Board members must qualify as independent members under applicable stock exchange and governance requirements, including the Board’s own Director Independence Standards, and at least one Board member must be an expert in financial matters.

Identification and Evaluation of Director Candidates
The Governance and Nominating Committee’s objective is to identify future potential directors sufficiently in advance so that the committee can provide both the candidates and the company the opportunity to evaluate one another and potential Board service over a period of time. With respect to candidates identified by management, individual directors or shareholders, the committee makes a preliminary review of the candidate’s background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate. If a consensus is reached in the committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts in-person interviews and may invite other Board members or senior Alcoa officers or managers to interview the candidate to assess his or her overall qualifications. In the context of the current composition and needs of the Board and its committees, the committee considers factors such as independence, diversity, age, integrity, education, skills, expertise, breadth of experience, knowledge about the company’s business or industry and willingness to devote adequate time and effort to Board and committee responsibilities.

At the conclusion of this process, the Governance and Nominating Committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

Use of Consultants
As needed, the Governance and Nominating Committee has retained the services of consulting firms who specialize in identifying and evaluating director candidates. While it has no present intention to do so, it may engage such firms again in the future. Such firms identify potential director candidates meeting criteria provided by the committee (such as business experience, background, etc.), verify information about the prospective candidate’s credentials, and obtain a preliminary indication of interest and willingness to serve as a board member, without specifically identifying the company. The company would pay such a firm a consulting fee for time and effort expended in providing these services.

ITEM 1 – ELECTION OF DIRECTORS

As of the date of this proxy statement, Alcoa’s Board of Directors had 11 members divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years. Directors elected to fill vacancies hold office for a term expiring at the annual meeting when the term for their class expires.

In September 2003, Klaus Kleinfeld, Member of the Corporate Executive Committee of Siemens AG, was elected by the Board of Directors to fill a vacancy on the Board, effective November 14, 2003, as a member of the class of directors whose terms expire in 2005.

The Board of Directors has nominated four directors whose terms expire in 2004 to stand for election to the Board for a three-year term expiring in 2007.

The proxy committee will vote your proxy for the election of these nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for election, the Board may reduce its size or choose a substitute.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2007

Alain J. P. Belda

Age:	60

Director since:	1998

Alcoa Board Committee:	Executive Committee (chair).

Principal occupation:	Chairman of the Board and Chief Executive Officer of Alcoa since January 2001.

Recent business experience:

Mr. Belda was President and Chief Executive Officer of Alcoa from May 1999 to January 2001; President and Chief Operating Officer from 1997 to May 1999; Vice Chairman from 1995 to 1997; and Executive Vice President from 1994 to 1995.

From 1979 to 1994, he was President of Alcoa Aluminio S.A. in Brazil, Alcoa’s Brazilian subsidiary.

Other directorships:

Citigroup Inc., E. I. du Pont de Nemours and Company, and The Ford Foundation. Mr. Belda serves on the board of trustees of The Conference Board, a leading business membership and research organization, and is a Member of the Board of Trustees of the Brown University Corporation.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2007 (continued)

Carlos Ghosn

Age:	49

Director since:	2002

Alcoa Board Committees:	Compensation and Benefits Committee, Public Issues Committee.

Principal occupation:	President and Chief Executive Officer, Nissan Motor Co., Ltd., since 2001.

Recent business experience:	Mr. Ghosn served as Chief Operating Officer of Nissan from 1999 to 2001.

He served as Executive Vice President of Renault S.A. of France from 1996 to 1999, responsible for advanced research, car engineering and development, car manufacturing, power train operations and purchasing.

From 1979 to 1996 he served in various capacities with Compagnie Générale des Éstablissements Michelin in Europe, the U.S. and Brazil, including Chairman, President and Chief Executive Officer of Michelin North America, Inc. from 1990 to 1996.

Mr. Ghosn presided over the restructuring of Michelin North America after the acquisition of Uniroyal Goodrich Tire Company in 1990.

Mr. Ghosn is the author of the book, Renaissance, which describes the turnaround of Nissan.

Other directorships:	International Business Machines Corporation, Nissan Motor Co., Ltd., Renault S.A., and Sony Corporation.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2007 (continued)

Henry B. Schacht

Age:	69

Director since:	1994

Alcoa Board Committees:	Audit Committee (chair), Executive Committee, Public Issues Committee.

Principal occupation:

Director and Senior Advisor to Lucent Technologies Inc., a communications systems and services company, since February 2003. Mr. Schacht is on unpaid leave of absence as managing director and partner of Warburg Pincus LLC, a global private equity firm.

Recent business experience:

Mr. Schacht served as Chairman (October 2000 to February 2003; 1996 to 1998) and Chief Executive Officer (1996 to 1997; October 2000 to January 2002) of Lucent Technologies Inc. He also previously served as Senior Advisor to Lucent from February 1998 to February 1999.

Mr. Schacht was managing director of Warburg Pincus LLC from February 1999 until October 2000.

Mr. Schacht was Chairman (1977 to 1995) and Chief Executive Officer (1973 to 1994) of Cummins Inc., a leading manufacturer of diesel engines.

Other directorships:	Johnson & Johnson, Lucent Technologies Inc., and The New York Times Company.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2007 (continued)

Franklin A. Thomas

Age:	69

Director since:	1977

Alcoa Board Committees:	Compensation and Benefits Committee, Executive Committee, Governance and Nominating Committee.

Principal occupation:	Consultant, TFF Study Group, a nonprofit institution assisting development in South Africa, since 1996. Chairman, September 11 Fund since 2001.

Recent business experience:	Mr. Thomas was President and Chief Executive Officer of The Ford Foundation from 1979 until 1996.

He was President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation, a non-profit community development corporation, from 1967 to 1977.

He served as Deputy Police Commissioner in charge of legal matters for the New York City Police Department for two years, starting in 1965. He was named Assistant U.S. Attorney for the Southern District of New York in 1964, and he served as attorney for the Federal Housing and Home Finance Agency in 1963.

Other directorships:	Citigroup Inc., Cummins Inc., Lucent Technologies Inc. and PepsiCo, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Kathryn S. Fuller

Age:	57

Director since:	2002

Alcoa Board Committees:	Governance and Nominating Committee, Public Issues Committee.

Principal occupation:	President, World Wildlife Fund U.S., one of the world’s largest nature conservation organizations, since 1989.

Recent business experience:

Ms. Fuller had various responsibilities within World Wildlife Fund and The Conservation Foundation from 1982 to 1989, including executive vice president, general counsel and director of WWF’s public policy and wildlife trade monitoring programs.

Earlier, she held several positions in the U.S. Department of Justice (DOJ), culminating as Chief, Wildlife and Marine Resources Section, in 1981 and 1982.

During her time with the DOJ, Ms. Fuller worked as an attorney in the office of Legal Counsel, where she prepared Attorney General opinions and provided advice to the President and Executive agencies on constitutional and federal statutory questions.

Other directorships:

Member of the Board of Trustees of the Brown University Corporation, Fondo Mexicano para la Conservacion de la Naturaleza, Mexico’s nature conservation trust fund, The Ford Foundation and Student Conservation Association.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 (continued)

Judith M. Gueron

Age:	62

Director since:	1988

Alcoa Board Committees:	Audit Committee, Public Issues Committee (chair).

Principal occupation:	President since 1986 of MDRC, a nonprofit research organization that designs, manages and studies projects to increase the self-sufficiency of economically disadvantaged groups.

Recent business experience:	Dr. Gueron was MDRC’s Executive Vice President for research and evaluation from 1978 to 1986.

Before joining MDRC, she was director of special projects and studies and a consultant for the New York City Human Resources Administration.

Other directorships:	National Bureau of Economic Research.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 (continued)

Ernesto Zedillo

Age:	52

Director since:	2002

Alcoa Board Committees:	Audit Committee, Public Issues Committee.

Principal occupation:	Director, Yale Center for the Study of Globalization, since September 2002, at Yale University.

Recent business experience:	Dr. Zedillo is the former President of Mexico; he was elected in 1994 and served until 2000.

Before his election as President of Mexico, Dr. Zedillo served in various positions in the Mexican Federal Government and in Mexico’s Central Bank.

Dr. Zedillo is a member of the International Advisory Boards of the Coca Cola Company, DaimlerChrysler AG and Magna International, Inc.

Other directorships:	The Procter & Gamble Company and Union Pacific Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Joseph T. Gorman

Age:	66

Director since:	1991

Alcoa Board Committees:	Audit Committee, Compensation and Benefits Committee (chair), Executive Committee.

Principal occupation:	Chairman and Chief Executive Officer, Moxahela Enterprises, LLC, a venture capital firm, since 2001.

Recent business experience:

Mr. Gorman retired as Chairman and Chief Executive Officer of TRW Inc., a global company serving the automotive, space and information systems markets, in June 2001, after a 33-year career with the company, and after having served in those positions since 1988.

Other directorships:	Imperial Chemical Industries plc, National City Corporation and The Procter & Gamble Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (continued)

Sir Ronald Hampel

Age:	71

Director since:	1995

Alcoa Board Committees:	Compensation and Benefits Committee, Governance and Nominating Committee.

Recent business experience:	Sir Ronald served as Chairman of United Business Media, a U.K. based company with interests in broadcasting, publishing and news dissemination services, from July 1999 to November 2002.

Sir Ronald had a successful 44 year career with Imperial Chemical Industries plc (ICI), a diversified chemicals manufacturer, serving as Chairman of ICI from 1995 to 1999.

He was Deputy Chairman and Chief Executive of ICI from 1993 to 1995; Chief Operating Officer from 1991 to 1993; and an ICI director from 1985 to 1999. Sir Ronald had numerous commercial positions within the organization, including extended assignments in the U.S.

Sir Ronald was chairman of the U.K. Government Committee on Corporate Governance from 1995 to 1998, and a director of BAE Systems from 1989 to 2002.

Other directorships:	The All England Lawn Tennis Club (Wimbledon) Limited and Templeton Emerging Markets Investment Trust PLC.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (continued)

Klaus Kleinfeld

Age:	46

Director since:	2003

Alcoa Board Committee:	Audit Committee.

Principal occupation:

Member of the Corporate Executive Committee of the Managing Board of Siemens AG, a global electronics and industrial conglomerate, since January 2004, with special responsibility for the information and communication businesses of Siemens AG, and for Africa, the Middle East and the Commonwealth of Independent States.

Recent business experience:

Mr. Kleinfeld served as President and Chief Executive Officer, Siemens Corporation, the U.S. arm of Siemens AG from January 2002 to December 2003. He was also a member of the Managing Board of Siemens AG from December 2002 to December 2003. Mr. Kleinfeld served as Chief Operating Officer of Siemens Corporation from January to December 2001.

Prior to his U.S. assignment, Mr. Kleinfeld was executive vice president and a member of the executive board of the medical engineering group of Siemens AG in Germany from January to December 2000. Before that, he was president of the angiography, fluoroscopy and x-ray systems businesses of the medical group of Siemens AG for two years until December 31, 1999.

Earlier, he established and headed the Siemens Management Consulting Group, which introduced cutting edge practices in benchmarking, reengineering and innovation across Siemens’ global businesses.

Before joining Siemens in 1987, Mr. Kleinfeld was a product manager for CIBA-GEIGY’s pharmaceuticals division in Basel, Switzerland. He also worked for a consulting firm in Germany, providing strategic marketing counsel to a broad variety of global corporations.

Other directorships:	Managing Board of Siemens AG.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (continued)

John P. Mulroney

Age:	68

Director since:	1987

Alcoa Board Committees:	Compensation and Benefits Committee, Governance and Nominating Committee (chair).

Principal occupation:	President of the Opera Company of Philadelphia since 2003.

Recent business experience:	Mr. Mulroney was Executive Director of the Opera Company of Philadelphia from 1999 to 2003.

Mr. Mulroney was President and Chief Operating Officer of Rohm and Haas Company, a specialty chemicals manufacturer, from 1986 until his retirement in 1998.

He served as a director of Rohm and Haas from 1982 to 1998.

He was elected group vice president and director of the corporate business department of Rohm and Haas in 1982, became vice president of technology in 1981, and was elected vice president of Rohm and Haas in 1978.

Other directorships:	Teradyne, Inc. and the William Penn Foundation.

ALCOA STOCK OWNERSHIP AND PERFORMANCE

Stock Ownership of Certain Beneficial Owners
 The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Alcoa common stock on December 31, 2003.

Name and address of beneficial owner	Number of shares owned	Percent of outstanding Alcoa common stock owned

Wellington Management Company, LLP (1) 75 State Street, Boston, MA 02109	51,601,054	5.96%

Barclay Global Investors, NA (2) 45 Fremont Street, San Francisco, CA 94105	45,241,510	5.23%

FMR Corp. (3) 82 Devonshire Street, Boston, MA 02109	43,829,175	5.06%

(1)

As reported in a Schedule 13G amendment dated February 13, 2004. Wellington reported these amounts as an investment adviser and parent holding company; the shares are owned by its clients. Wellington reported that it had shared power to dispose of 51,601,054 shares and shared power to vote 23,432,073 shares; it did not have sole power to vote or dispose of any shares.

(2)

As reported in a Schedule 13G dated February 13, 2004. The following Barclays entities reported beneficial ownership of the shares in the following capacities: (i) Barclays Global Investors, NA, located at the address in the table, a bank, owned 35,888,825 shares, with sole voting and sole dispositive power with respect to 30,610,430 shares; (ii) Barclays Global Fund Advisors, located at the address in the table, an investment adviser, owned 3,524,642 shares, with sole voting and sole dispositive power with respect to 3,502,994 shares; (iii) Barclays Global Investors, Ltd, Murray House, 1 Royal Mint Court, London, EC3N 4HH, a bank, owned 4,926,452 shares, with sole voting power with respect to 4,882,980 shares and sole dispositive power with respect to 4,926,452 shares; (iv) Barclays Global Investors Japan Trust and Banking Company Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan, a bank, owned 686,013 shares, with sole voting and sole dispositive power with respect to such shares; (v) Barclays Life Assurance Company Limited, Unicorn House, 5th Floor, 252 Romford Road, Forest Gate, London 37 9JB England, a bank, owned 39,225 shares, with sole voting and sole dispositive power with respect to such shares; (vi) Barclays Bank PLC, 54 Lombard Street, London, England EC3P 3AH, a bank, owned 165,139 shares, with sole voting and sole dispositive power with respect to such shares; (vii) Barclays Capital Securities Limited, 5 The North Colonmade, Canary Wharf, London, England E14 4BB, a bank, owned 7,904 shares, with sole voting and sole dispositive power with respect to such shares; (viii) Barclays Private Bank and Trust (Jersey) Limited, 39/41 Broad Street, St. Helier, Jersey, Channel Islands JE4 8PU, a bank, owned 330 shares, with sole voting and sole dispositive power with respect to such shares; (ix) Barclays Bank (Suisse) SA, 10 rue d’Italie, CH-1204 Geneva, Switzerland, a bank, owned 760 shares, with sole voting and sole dispositive power with respect to such shares; and (x) Barclays Private Bank Limited, 59/60 Grosvenor Street, London, WIX 9DA England, a bank, owned 2,220 shares, with sole voting and sole dispositive power with respect to such shares. The filing indicated that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)

As reported in a Schedule 13G amendment dated February 16, 2004. FMR Corp. is a parent holding company. It reported that it had sole power to vote 1,867,825 shares, sole power to dispose of 43,829,175 shares and shared power to vote or dispose of none of the shares. The filing was jointly filed on behalf of FMR Corp., Edward C. Johnson 3d, chairman of FMR Corp., Abigail P. Johnson, a director of FMR Corp., and Fidelity Management & Research Company, an investment adviser and wholly-owned subsidiary of FMR Corp.

Stock Ownership of Directors and Executive Officers
 The following table sets forth, as of December 31, 2003, beneficial ownership of Alcoa common stock by each director and nominee for director, each executive officer named in the Summary Compensation Table on page 33, and all directors, nominees and executive officers as a group.

No individual director, nominee or executive officer beneficially owned more than 1% of Alcoa’s common stock. The total beneficial ownership by directors, nominees and executive officers as a group represented less than 2% of outstanding shares.

Name	Exercisable stock options (1)	Number of shares owned (2)	Number of deferred share equivalent units (3)

Alain J. P. Belda	3,616,685	933,690	20,484

Kathryn S. Fuller	–	–	5,262

Carlos Ghosn	–	–	5,262

Joseph T. Gorman	–	15,038	21,973

Judith M. Gueron	–	13,036	19,773

Sir Ronald Hampel	–	17,358	–

Klaus Kleinfeld (4)	–	–	–

John P. Mulroney	–	13,630	19,696

Henry B. Schacht	–	18,731	19,696

Franklin A. Thomas	–	13,945	48,518

Ernesto Zedillo	–	–	5,320

Michael Coleman	651,075	112,540	3,198

Richard B. Kelson	1,206,038	358,071	7,884

William E. Leahey, Jr.	419,967	7,521	32,116

G. John Pizzey	947,035	234,576	3,080

All directors, nominees and executive officers as a group (19 individuals)	8,265,591	1,887,290	214,196

(1)

This column lists the number of shares of Alcoa common stock that the executive officers had a right to acquire as of or within 60 days after December 31, 2003 through the exercise of employee stock options. Non-employee directors are not eligible for stock option grants under any Alcoa plan. The column excludes stock options that expired in January 2004 with no value.

(2)

This column includes shares held of record and shares owned through a bank, broker, trust or other nominee. It also includes, for executive officers, shares owned through the Alcoa Savings Plan for Non-Bargaining Employees and shares held through family trust arrangements.

(3)

Reported in this column are share equivalent units credited to the director’s or executive officer’s account under various deferral plans maintained by Alcoa, including deferred fee, deferred compensation and stock acquisition plans. The units track the performance of Alcoa common stock but do not confer on the holder voting or investment power over shares of common stock. The units are payable in cash upon termination of employment or when Board service ends, as applicable.

(4)	Mr. Kleinfeld was elected to Alcoa’s Board of Directors effective November 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by Alcoa directors and executive officers. Due to complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations. Based on a review of the filings made during and with respect to the last fiscal year, we believe that all required reports were filed on a timely basis in 2003.

STOCK PERFORMANCE GRAPH
This graph compares the most recent five-year performance of Alcoa common stock with the S&P 500® Index and a composite index of six direct peers. It shows an investment of $100 on December 31, 1998 and the reinvestment of all dividends. Over the five-year period, your $100 investment in Alcoa stock would have grown to $223 by the end of 2003. This compares with $97 for the S&P 500® Index and $265 for the direct peers. The composite of direct peers includes the following publicly traded companies: Alcan Inc., BHP Billiton plc,* Noranda Inc., Norsk Hydro ASA,* Pechiney SA* and Rio Tinto plc.* These peers were selected on an industry or line of business basis.

*  Traded as American Depository Receipts.

As of 12/31	1998	1999	2000	2001	2002	2003

Alcoa	$100	$226	$185	$200	$131	$223

S&P 500®	100	121	110	97	76	97

Direct Peers (6 Stocks)	100	189	150	170	172	265

CUMULATIVE TOTAL RETURN AT YEAR END
Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested.

REPORT OF THE AUDIT COMMITTEE

Pursuant to a revised and updated written Committee Charter adopted by the Board of Directors at its November 2003 meeting, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities for the integrity of the company’s financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the company’s internal audit function and independent auditors.

It is the responsibility of the company’s management to prepare the company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The internal and outside auditors’ responsibility is to review and, when appropriate, audit these financial statements and internal controls. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee is responsible for monitoring and overseeing all of these processes.

In fulfilling its responsibilities, the Audit Committee has retained the company’s independent accountant, PricewaterhouseCoopers LLP, and the Committee approves the compensation of, and oversees and evaluates the performance of that firm. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) the firm’s independence as required by the Independence Standards Board Standard No. 1 and (2) matters required to be discussed by SAS 61 (codification of Statements on Auditing Standards, AU § 380).

In 2003, the Audit Committee implemented a policy providing pre-approval for audit, audit related and non-audit services performed by the independent auditor to ensure that the provision of non-audit services would not impair the auditor’s independence. The Committee will annually review and pre-approve services that may be provided by the independent auditor without specific approval from the Audit Committee. Unless a type of service to be provided by the independent auditor receives general pre-approval under the policy, it requires specific approval of the Audit Committee before commencing. Any services that would exceed pre-approved cost levels under the policy would similarly require specific approval of the Audit Committee before being performed at the higher cost level. The Audit Committee regularly reviews the services being provided by the independent auditor and the associated fees and is satisfied that the fees paid for other services would not affect the independence of the auditors in performing their audit function. The fees are set forth in the following section.

The Committee reviewed with the Vice President – Audit and the independent accountants the overall scope and specific plans for their respective audits.

Without management present, the Committee met separately with the Vice President – Audit and the independent accountants to review the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of Alcoa’s accounting and financial reporting. The Committee also meets separately with the Chief Financial Officer and the General Counsel.

The Committee reviewed and discussed with management and the independent accountants the company’s audited financial statements.

Following these actions, the Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

See page 9 of this proxy statement, “Committees – Audit Committee,” for information on the Committee’s 2003 meetings. For a copy of the Committee’s Charter, see Attachment B.

The Audit Committee

Henry B. Schacht, Chairman
Joseph T. Gorman
Judith M. Gueron
Klaus Kleinfeld
Ernesto Zedillo

February 20, 2004

Relationship with Independent Accountants
 PricewaterhouseCoopers LLP, or its predecessor, has been for a number of years the independent accounting firm that audits the financial statements of Alcoa and most of its subsidiaries. In accordance with resolutions adopted by the Audit Committee, PricewaterhouseCoopers’ lead audit and review partners will be rotated at least every five years.

The pre-approval policies and procedures adopted by the Audit Committee in April 2003 for audit and non-audit services to be provided by PricewaterhouseCoopers are attached as Attachment F. All services provided by PricewaterhouseCoopers during 2003 were within the pre-approval policy and authorization. The Audit Committee is regularly updated by the outside auditor on the status of all matters being worked on by the firm, and any needed additional approvals are sought from the committee.

In addition to performing the audit of the company’s consolidated financial statements, PricewaterhouseCoopers provided various other services during the last two years. Over the two-year period, the aggregate fees billed in each category of services were as follows:

2003
Audit Fees:	$7.9 million
Audit Related Fees:	$1.2 million
Tax Fees:	$4.8 million
All Other Fees:	$0.0 million

2002
Audit Fees:	$6.0 million
Audit Related Fees:	$1.1 million
Tax Fees:	$6.5 million
All Other Fees:	$0.0 million

Services included within “audit related fees” are audits of the company’s employee benefit plans, review of registration statements and issuance of comfort letters, acquisition and divestiture due diligence reviews, and other audit reports required by regulation or contract.

Tax fees relate to tax advice and planning for the company’s income taxes, customs and duty taxes within the U.S. and in various foreign locations, preparation and assistance with tax returns for various legal entities of the company and for expatriate employees and executives. Compared to tax service fees of $6.5 million in 2002, tax fees in 2003 totaled $4.8 million ($3.0 million for corporate taxes; $1.6 million for expatriates; and $.2 million for executives). The expatriate and executive tax return services will be fully transitioned to another accounting firm in 2004.

The Audit Committee of Alcoa’s Board regularly reviews summaries of the services provided by PricewaterhouseCoopers and the associated fees and considers whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers. See report of the Audit Committee on page 28.

The Audit Committee has appointed PricewaterhouseCoopers to audit the 2004 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee is comprised entirely of independent, non-management directors. In 2003, we recommended and the Board approved a new Compensation and Benefits Committee Charter. That Charter lays out the Committee’s responsibilities for determining the compensation of Alcoa’s corporate officers, including executive officers, and any employment, retention and severance agreements pertaining to those officers. In addition, the Committee is responsible for overseeing the administration of the company’s compensation and benefits plans, particularly its equity based compensation plans. The Committee has engaged Frederic W. Cook & Co., a nationally recognized compensation consulting firm, to advise it on compensation matters.

Compensation Philosophy– The company’s executive compensation plan design is intended to encourage management to maintain a long-term perspective, while at the same time, to deliver consistently positive annual results. Fundamental underpinnings of the design are: paying for performance, both individual and collaborative; paying competitively compared to other similar multinational industrial companies; and, at the executive levels, paying total compensation that is highly leveraged toward the attainment of financial and non-financial goals. In addition, to ensure alignment with shareholders, stock ownership requirements apply at the executive level. We believe that the executive compensation designs and practices implemented by the company have served the interests of the shareholders well. We regularly review the components of the company’s executive compensation plan design to ensure that the overall design is the best fit possible for attracting, motivating, retaining and compensating the kind of leadership that this ever-growing and ever-changing global organization requires, while at the same time being cognizant of ever-increasing cost pressures.

Last year we reported that the Compensation and Benefits Committee had overseen a comprehensive review of total executive compensation at the company, resulting in a number of changes that we summarized in last year’s report. Overall, we believe that for our executive group, total cash compensation should target the median of the appropriate comparator group, with more of the short and long term incentive compensation being at risk.

Components of the company’s total compensation include salary; annual cash incentives; long-term stock-based incentives; employee benefits; and special, occasional multi-year incentive programs geared to reaching specific corporate goals, such as the PLUS program, discussed more fully below.

Cash Compensation– For senior executives compensated on a U.S. basis, we compare cash compensation (base salary and annual incentive compensation) with approximately 150 U.S. industrial companies with revenues of $10 billion or more. Similar policies are in effect in other regions of the world where we operate. Our objective is to target our total cash compensation at the median of the comparison market, and then pay individuals according to their personal and team performance. We have determined that currently both salary and incentive compensation targets for company executives are competitive, so for 2004, both will be held firm at 2003 levels.

The company’s annual cash incentive program continues to use a balanced scorecard approach that combines both financial measures (e.g., return on capital and cash from operations) and non-financial measures (e.g., environmental, health and safety objectives, customer satisfaction, on-time delivery, reduced cycle time, product quality improvements) to determine incentive targets and awards. Employees in business units are rewarded based upon the business unit’s attainment of its specific goals, and most executive employees are rewarded based upon a composite of the business units’ achievements against their goals. For 2004, we have determined that we want to create an even greater focus on financial measures, so the weighting on financial measures will be increased from 60% to 80%, while the non-financial goals will receive a 20% weighting. When the weightings were modified, the Committee reaffirmed with management its expectation that the company will remain fully committed and vigilant in adherence to the company’s Values, as even greater focus is placed on financial performance over the near-term.

Multi-Year Incentive Program: PLUS– We reported previously that a three year cash incentive stretch program had been implemented with a goal of taking the company’s return on capital performance into the first quintile of the S&P Industrials by the end of 2003. Although we will not know the final results until the second quarter of 2004, when comparator group financials are published, we anticipate that the objective will not have been reached. Consequently, we anticipate that there will be no payout of any amount under the program for any employee at any level in the company. The fact that there will be no payout if established goals are not achieved is a direct consequence of our pay-for-performance philosophy.

Long-Term Incentives– The most significant actions taken by the Committee in 2003 were in the area of long-term incentive design. In the past, the company used exclusively stock options. We have agreed with management that it is desirable over the next several years to move from stock options exclusively to a blend of stock options and restricted stock units. Beginning with long-term incentive grants in January 2004, the company has used a blend of stock options, stock awards and performance share awards, all awards being made under the shareholder-approved Alcoa Stock Incentive Plan. The combined, blended grants to U.S. employees were made in accordance with the U.S. guidelines that the company used for option grants in 2002 and 2003, with no increases. Grants made outside the U.S. markets were made in accordance with established regional or country guidelines.

Stock awards and performance share awards are forms of restricted stock units. For the company’s most senior executives, a combination of stock options and performance share awards were granted. The performance share awards are 100% at risk for performance in 2004, based on the company’s financial results compared to the financial performance of an external comparator group. Any payout in stock will occur in January 2007. The design of these awards is expected to satisfy the I.R.S. §162(m) requirements for deductibility.

In addition, beginning with 2004, restricted stock awards were granted to management below the most senior group, with grant size based upon management level and an assessment of individual performance and potential. The stock award program is designed to encourage a more disciplined approach in determining grant recipients and greater differentiation in actual awards based upon individual performance and potential. Payout in stock will occur in January 2007.

We reported last year that the reload feature of the 2003 stock option grants was subject to cancellation or modification. At management’s recommendation, the Committee approved cancellation of the reload feature on the 2003 grants, but as a means of transition, we decided to permit employees to reload one time before the end of 2004 the first third of the 2003 option grant that vests in 2004. In addition, beginning in 2004, an employee can reload all stock options granted prior to 2003 only one more time, any time during the term of the underlying option. Thus, we have eliminated the multiple-reload feature of the company’s outstanding stock options.

With respect to stock options granted in 2004, those options do not have a reload feature. The 2004 options will vest in accordance with the vesting schedule adopted in 2003 — one third in each of the three years from the date of grant. Finally, the maximum term of the 2004 options has been reduced from the previous design of 10 years to a term of six years.

Executive Severance Agreements– In September 2003, the Board adopted a policy to seek shareholder approval for any future severance agreement with any senior executive officer of the company when any such agreement would result in cash payments to the officer in excess of 2.99 times his or her salary and bonus. This policy resulted from Board discussions that began following the April 2003 annual shareholders’ meeting, at which a majority of the shareholders who cast votes (although not a majority of the shares outstanding) approved a resolution requesting that the Board consider such a policy. Certainly, even prior to the Board’s response to the shareholder vote, it had been the company’s longstanding practice and policy that any severance agreement with a senior executive officer required approval by this committee. It should also be noted that severance agreements approved by the committee prior to the adoption of the policy had not resulted in cash payments or negotiated benefits that exceeded the 2.99 limit in the policy.

Compensation of the Chief Executive Officer– The chief executive officer’s compensation design is generally consistent with that of other executive officers. His compensation includes base salary, annual cash incentives, stock option awards, performance share awards, and occasional multi-year incentives.

Our committee meets annually without the chief executive officer and evaluates his performance compared with previously established financial and non-financial goals. We reach a consensus as a committee and make the appropriate compensation adjustments. Finally, in executive session, we report in full to the other non-management directors.

Alain J. P. Belda has been Alcoa’s chairman and chief executive officer since January 1, 2001. We reported last year that, at Mr. Belda’s request, his 2002 salary was reduced 20% during difficult business conditions. In January of 2003, the committee determined that it was appropriate to restore his salary to the previous level prior to the reduction and, in addition, he was awarded a salary increase in 2003, resulting in a salary of $1,200,000. Mr. Belda was awarded stock options in January 2003 covering 600,000 shares. As explained above, only the first third of those options can be reloaded. We awarded Mr. Belda incentive compensation in 2004 for performance in 2003 in the amount of $1,300,000, which was 90% of his target incentive award. It was the Committee’s view that, although 2003 results reflected improvement over those of 2002, there was still a shortfall as compared with the overall 2003 goals.

Stock Ownership Commitment– As previously reported, stock ownership guidelines for senior executives became effective on January 1, 2000, and individuals have five years to reach the minimum ownership requirement for their positions. The guidelines range from 15,000 shares for most business unit presidents, to 25,000 or 50,000 shares for most other senior executives. The ownership target for the chief executive officer is 160,000 shares. Amounts invested in the Alcoa stock fund of the Alcoa savings plan, as well as share equivalent units in the company’s deferred compensation plan, are counted as ownership for purposes of the guidelines, since they represent an equity investment position for the executive. Most executives currently own more than the guideline number of shares for their positions.

Income Tax Consequences– For U.S. federal income tax purposes, Alcoa may deduct compensation paid as the result of option exercises under the shareholder-approved Alcoa Stock Incentive Plan. The company may not, however, deduct portions of salary, bonus and other cash and non-cash compensation in excess of $1 million paid to a named executive.

The Compensation and Benefits Committee

Joseph T. Gorman, Chairman
Carlos Ghosn
Sir Ronald Hampel
Franklin A. Thomas
John P. Mulroney

February 20, 2004

SUMMARY COMPENSATION TABLE

This table summarizes the compensation for the CEO and the four highest paid executive officers in 2003 (listed in alphabetical order).

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation(2) ($)	Awards	All Other Compensation(4) ($)
					Securities Underlying Options(3) (#)

Alain J. P. Belda	2003	$1,216,923	$1,300,000	$121,120	1,041,420	$249,525
Chairman of the Board	2002	896,923	1,108,400	116,042	1,236,710	245,325
and Chief Executive Officer	2001	1,043,477	1,400,000	253,947	1,780,943	271,975

Michael Coleman
Vice President, Alcoa Business	2003	440,000	385,000	0	157,500	59,400
System and Quality and President,	2002	351,600	661,100	0	112,970	59,096
Alcoa Rigid Packaging	2001	366,000	485,900	462	337,005	63,960

Richard B. Kelson	2003	579,087	470,000	8,442	212,300	72,200
Executive Vice President	2002	481,587	446,000	5,803	364,113	69,497
and Chief Financial Officer	2001	535,096	550,000	53,324	846,927	75,652

William E. Leahey, Jr.
Executive Vice President and	2003	450,000	370,000	0	152,300	81,322
Group President, Alcoa Packaging,	2002	362,700	437,000	0	110,000	170,895
Consumer, Construction and Distribution	2001	385,000	450,000	99,034	116,100	581,725	(5)

G. John Pizzey
Executive Vice President and	2003	507,550	437,800	66,965	192,300	142,150
Group President, Alcoa Primary	2002	400,130	300,000	71,971	357,590	140,706
Products (until January 1, 2004)	2001	420,127	440,000	151,389	535,966	154,858

(1)

The most highly compensated executive officers are those with the highest annual salary and bonus (cash incentive) for 2003. In addition to base salary, the salary column includes, when chosen by the employee, an extra week’s pay instead of vacation for employees with 25 or more years of service.

(2)

Amounts represent the reimbursement of taxes on certain personal benefits, including insurance referred to in note (4). The value of personal benefits was below the reporting threshold, which is the lesser of 10% of salary and bonus or $50,000.

(3)

New option grants made in 2003 totaled 600,000 for Mr. Belda; 157,500 for Mr. Coleman; 212,300 for Mr. Kelson; 152,300 for Mr. Leahey; and 192,300 for Mr. Pizzey. The company granted all of these options at 100% of the fair market value of Alcoa common stock on the grant date. The other option awards relate to previous years’ option grants and the use of the reload feature described earlier in the Report of the Compensation and Benefits Committee. See also the table “Option Grants in 2003.”

(4)

Company matching contributions to 401(k) and excess savings plans for 2003 were: Mr. Belda $72,000; Mr. Coleman $26,400; Mr. Kelson $34,200; Mr. Leahey $27,000; and Mr. Pizzey $30,000. The present value costs of the company’s portion of 2003 premiums for split-dollar life insurance, above the term coverage level provided generally to salaried employees, were: Mr. Belda $76,000; Mr. Coleman $33,000; Mr. Kelson $38,000; Mr. Leahey $54,322; and Mr. Pizzey $50,000. The reported amounts for 2003 also include $101,525 for Mr. Belda and  $62,150 for Mr. Pizzey, which is the annual premium cost of additional term life insurance acquired in 2003. The insurance for Mr. Belda and Mr. Pizzey is designed to address certain estate planning complications related to their status as non-U.S. citizens residing in the U.S.

(5)	The reported amounts included compensation to Mr. Leahey based on the value of certain benefits that were foregone under the Reynolds Executive Severance Plan.

OPTION GRANTS IN 2003

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (1) (2) (3) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price(4) ($/Sh)	Expiration Date	Grant Date Present Value(5) ($)

Alain J. P. Belda	600,000	3.65	$22.56	2013/01/10	$3,292,020

	274,369	1.67	37.26	2009/05/06	2,010,262

	167,051	1.02	37.26	2006/01/11	1,223,959

Michael Coleman	157,500	0.96	22.56	2013/01/10	864,155

Richard B. Kelson	212,300	1.29	22.56	2013/01/10	1,164,826

William E. Leahey, Jr.	152,300	0.93	22.56	2013/01/10	835,624

G. John Pizzey	192,300	1.17	22.56	2013/01/10	1,055,092

(1)

This table includes annual option grants (the first grant listed for each officer) and reload option grants (the grants that are shaded in the table). Annual options granted in 2003 become exercisable in one-third increments on each anniversary of the grant date, beginning January 10, 2004, and have a term of 10 years. No stock appreciation rights were granted to the named officers in 2003.

(2)

The option grants listed in this table that are shaded are reload option grants, which become exercisable after six months. On all pre-2003 option grants, a reload option was available to active employees upon exercise of an outstanding option (annual or reload) under the current or prior Alcoa stock incentive plan. As noted elsewhere in this proxy, as of January 1, 2004, all pre-2003 option grants have only one more reload opportunity during the life of the underlying option. In addition, on the 2003 annual option grants, the opportunity to reload will be available only on the first one-third of the grant that vests in 2004, and the reload must be exercised by the participant before December 31, 2004. All option grants in 2004 and after will not have the reload feature.

The reload feature was introduced in 1990 to promote the early exercise of options and the retention of Alcoa shares, while continuing the opportunity to gain from future appreciation on the stock. By exercising an outstanding option, the participant realizes, in shares, the net profit or growth in value of that option (the excess of the current fair market value over the option grant price), less required withholding for taxes. Certain conditions apply: (i) the market value of Alcoa stock on the exercise date of the underlying option must be at least $2.50 more than the grant price of that option; and (ii) the participant must agree that one-half of the net profit shares received on exercise of the underlying option will be held by the participant (directly or in trust) for five years or until the participant’s employment with Alcoa terminates, whichever is earlier. A reload option has the same expiration date as the underlying option and is granted at 100% of the market value of Alcoa stock on the grant date. The reload option covers the number of shares exercised in the underlying option less the number of profit shares delivered to the participant after withholding for taxes. Reload options may be granted where the exercise price of the underlying option is paid using previously owned mature shares or cash, subject to certain limitations.

(3)	Options granted on or after June 1, 1999 provide for acceleration of vesting and become immediately exercisable upon certain events constituting a change in control of Alcoa.

(4)

The exercise price of all options is 100% of the fair market value of Alcoa stock on the grant date. Option award participants may use shares they own for a minimum period to pay the exercise price and may have shares withheld for payment of required withholding taxes. Participants may transfer stock option awards to immediate family members or family trusts, provided the transfer is made as a gift, for no consideration. The participant remains responsible for payment of withholding taxes when the family member or trust exercises the option. Otherwise, stock option awards are not transferable during the participant’s lifetime.

(5)

The company uses the Black-Scholes option pricing model to estimate Grant Date Present Value specific to the grants listed in this table. Our use of this model is not an endorsement of the model’s accuracy in valuing options. All stock option models require a prediction about future stock prices. We used the following assumptions in calculating Grant Date Present Value: expected volatility – 38%; average risk-free rate of return – 2.2%; expected dividend yield – 2.5%; expected life, annual grants – 3 years; and expected life, reload grants – 2.5 years. The real value of the options in this table depends on the actual performance of Alcoa stock and the timing of exercises.

2003 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

This chart shows the number and value of stock options, both exercised and unexercised, for the named officers during 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (1) ($)

			Exercisable (2)	Unexercisable	Exercisable	Unexercisable

Alain J. P. Belda	474,070	$2,487,830	3,472,059	1,041,420	$3,319,600	$9,593,651

Michael Coleman	–	–	598,575	157,500	970,193	2,432,588

Richard B. Kelson	–	–	1,162,747	212,300	579,258	3,278,974

William E. Leahey, Jr.	43,672	199,774	369,200	152,300	2,108,275	2,352,273

G. John Pizzey	–	–	903,473	192,300	866,223	2,970,074

(1)

We calculated the value of unexercised options using the difference between the option exercise price and the closing price of Alcoa common stock on the New York Stock Exchange on December 31, 2003 of $38.00 per share, multiplied by the number of shares underlying the option.

(2)

Alcoa paid cash dividend equivalents in 2003 on a portion of the exercisable options held by plan participants. Dividend equivalents are equal in amount to the company’s common stock dividend. The total amount of dividend equivalents paid in 2003 to all plan participants was approximately $1.8 million.

PENSION PLANS

Alcoa’s pension plans cover a majority of salaried employees. Alcoa pays the full cost of these plans, which include both tax-qualified and non tax-qualified excess plans. This table shows the annual benefits payable for the majority of salaried employees at executive compensation levels.

PENSION PLAN TABLE

Average Annual Compensation	Annual Benefits for Years of Service Indicated
	15	20	25	30	35	40

$ 100,000	$19,650	$26,200	$32,750	$39,300	$46,270	$54,420

250,000	52,840	70,450	88,060	105,680	123,290	140,900

500,000	108,150	144,200	180,250	216,300	252,350	288,400

750,000	163,460	217,950	272,440	326,930	381,410	435,900

1,000,000	218,780	291,700	364,630	437,550	510,480	583,400

1,250,000	274,090	365,450	456,810	548,180	639,540	730,900

1,500,000	329,400	439,200	549,000	658,800	768,600	878,400

2,000,000	440,030	586,700	733,380	880,050	1,026,730	1,173,400

2,500,000	550,650	734,200	917,750	1,101,300	1,284,850	1,468,400

3,000,000	661,280	881,700	1,102,300	1,322,550	1,542,980	1,763,400

3,500,000	771,900	1,029,200	1,286,500	1,543,800	1,801,100	2,058,400

The company bases the employee’s amount of pension upon the average compensation for the highest five years in the last 10 years of service. For the executive level, covered compensation includes base salary and annual cash incentive. We calculate the amounts in the table using salary at target and annual incentive at target. We also make payments as a straight life annuity, reduced by 5% when an employee elects the surviving spouse feature. The table shows benefits at age 65, before any reduction for surviving spouse coverage. The amounts shown do not include social security benefits.

At December 31, 2003, pension service for the named officers was: Mr. Belda, 35 years; Mr. Coleman, 6 years; Mr. Kelson, 29 years; Mr. Leahey, 13 years; and Mr. Pizzey, 33 years.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Alcoa’s common stock that could be issued under the company’s equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	77,944,680	$33.37	13,097,943	(2)

Equity compensation plans not approved by security holders(3)(4)	0	0	0

Total	77,944,680	$33.37	13,097,943	(2)

(1)

Includes the Alcoa Stock Incentive Plan (approved by shareholders in 1999) (the “ASIP”) and the former Alcoa Long Term Stock Incentive Plan (last approved by shareholders in 1992 and amendments thereto approved by shareholders in 1995).

(2)

The ASIP authorizes, in addition to stock options, other types of stock-based awards in the form of stock appreciation rights, contingent stock, performance shares and performance units and stock or other awards valued by reference to Alcoa stock. The shares that remain available for issuance under the ASIP may be issued in connection with any one of these awards. The ASIP has a provision that permits shares repurchased by Alcoa and designated by the Board of Directors to be added to the number of shares available for future issuance under the ASIP. In addition, the following are available to grant under the ASIP: (i) shares subject to awards under the ASIP or prior plan that are forfeited, settle for cash, expire or otherwise terminate without issuance of shares and (ii) shares tendered in payment of the purchase price of an option award under the ASIP or prior plan or tendered or withheld to pay required withholding taxes. As of February 20, 2004, as a result of grants made in January 2004, the remaining number of securities available for future issuance under the ASIP is approximately 5.1 million. As discussed in Item 2 of this proxy statement (Proposal to Approve the 2004 Alcoa Stock Incentive Plan), the Board of Directors has approved a new 2004 Alcoa Stock Incentive Plan, subject to approval by shareholders. If approved, the 2004 plan will replace the ASIP.

(3)

In connection with its acquisitions of Alumax, Cordant, Howmet and Reynolds, Alcoa assumed stock options outstanding under these companies’ stock option plans. An aggregate of 9,893,248 shares of Alcoa common stock are to be issued upon exercise of the outstanding options. The options have a weighted average exercise price of $25.67. No grants of stock options under these plans have been made since the year of Alcoa’s acquisition of the particular company, nor will any such grants be made in the future.

(4)

The Alcoa Fee Continuation Plan for Non-Employee Directors, adopted in 1990, provided fee continuation payments for persons who met a minimum service requirement as a non-employee director. Each of the eleven eligible participants receives (or will receive) such cash and stock payments for life upon retirement from the Board, or age 65 (whichever is later), based upon the cash retainer fee for directors and an annual stock grant under the company’s former Stock Plan for Non-Employee Directors. In 1995, the Board froze future annual payments to eligible directors at a maximum of $30,000 and 2,000 shares (or a lesser proportion based on service). The Plan was otherwise terminated at that time. Alcoa’s practice has been to use treasury shares for such share payments. All current fees and other compensation for directors are outlined under “Directors’ Compensation” on page 10 of this proxy statement.

ITEM 2 – PROPOSAL TO APPROVE THE 2004 ALCOA STOCK INCENTIVE PLAN

In February 2004, Alcoa’s Board of Directors approved the 2004 Alcoa Stock Incentive Plan (the Plan), subject to approval by shareholders at the 2004 annual meeting. If approved, the Plan will become effective on May 1, 2004 and will replace the Alcoa Stock Incentive Plan (the Prior Plan) under which Alcoa has primarily made stock option awards. The Board recommends that you vote for approval of the Plan.

In the following pages we have summarized the principal features of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the specific language of the Plan. A copy of the Plan is appended to this proxy statement as Attachment G.

Purpose of the Plan
In reviewing the Prior Plan against current and emerging competitive practices, new legal and regulatory developments and good corporate governance trends, management and the Board determined that changes to the long-term incentive design were desirable. The Plan authorizes the Board of Directors, or an authorized committee or subcommittee of the Board, to make stock-based awards to company employees. The purpose of the Plan is to attract, motivate, retain and reward employees by giving them an ownership interest in Alcoa and a proprietary and vested interest in the company's growth and financial success, thereby aligning the interests of management employees with the company’s shareholders. The Board believes that the Plan will enhance the company’s ability to attract and retain individuals of exceptional managerial, technical and professional talent upon whom, in large measure, the sustained progress, growth and profitability of Alcoa depend.

Differences Between the Plan and the Prior Plan
The Plan offers a number of features differentiating it from the Prior Plan. Those features include:

•

There is a greater emphasis on granting awards other than stock options. Under the Prior Plan, grants were predominantly stock options, with only a very small portion of the awards made as contingent stock or other stock unit awards. Under this Plan, 25% of the total shares authorized are designated for contingent stock, performance shares or other stock unit awards.

•	The maximum term of an original option (meaning any option other than a reload option) granted under the Plan will be six years, rather than 10 under the Prior Plan.

•

The reload feature is limited to option grants made in 2003 and before. Options granted in 2004 and after will not have a reload feature. With respect to any options granted in 2002 or prior years, only one reload option will be granted on or after January 1, 2004, which grant can occur anytime during the remaining term of the underlying option. With respect to the 2003 original option grant, a reload option will be granted only on the first one-third of the grant (vesting in 2004), and that grant must be accomplished on or before December 31, 2004.

•	As a result of eliminating multiple reloads on prior years’ grants, and prohibiting reloads on grants made in 2004 and after, the company’s stock overhang should be reduced.

•

The replenishment feature of the Prior Plan is eliminated; any increase in the total number of shares approved for grant under the Plan (beyond the addition of any forfeited awards in the event of retirement, expiration, etc.) will require shareholder approval.

•	The term of the Plan is five years rather than the Prior Plan’s 10 year term.

•	The Plan provides for a minimum one year vesting period for stock options.

Other Sound Corporate Governance Practices Continued under the Plan:

•

No discount stock options. Except in very limited circumstances (see “Substitute Awards” on page 42), all stock options granted must have an exercise price equal to or greater than the fair market value of the company stock on the date of grant of the option.

•	No stock option repricings. The prohibition on repricing contained in the Prior Plan is continued under the Plan.

•	Compensation recognized on exercise of options granted under the Plan should be fully deductible to the company.

Shares Authorized and Award Limits

We are asking you to authorize 30 million shares of Alcoa common stock for issuance under this Plan in connection with options and stock appreciation rights, and 10 million shares of Alcoa common stock for issuance under the Plan in connection with awards of contingent stock, performance shares or other stock unit awards. In addition to those 40 million shares, the following also would be available for grant under the Plan:

•	Shares subject to awards under the Plan or the Prior Plan that are forfeited, settled for cash, expire or otherwise terminate without share issuance;

•	Shares tendered in payment of the purchase price of an option award under the Plan or the Prior Plan or tendered or withheld to pay required withholding taxes;

•

Shares available on the effective date of the Plan for issuance as stock options under the Prior Plan, but not issued thereunder, which shares amounted to approximately 5.1 million shares as of February 20, 2004.

The Plan also contains annual limits on awards to individual participants. In any calendar year, no participant may be granted stock options or stock appreciation rights covering more than 2,000,000 shares or contingent stock or performance shares covering more than 300,000 shares. The maximum dollar value payable to an individual with respect to performance unit awards and other stock unit awards (valued with reference to property other than Alcoa shares) granted in any calendar year is $2,000,000.

Administration
 The Compensation and Benefits Committee of the Board, or a subcommittee of that committee, will administer the Plan. Committee members must be independent directors and outside directors to satisfy applicable regulatory requirements. This means that they cannot be current or former Alcoa officers or employees, and they may not receive compensation from Alcoa except in their capacity as directors. The Board may assume responsibilities otherwise assigned to the committee, and it may amend, alter or discontinue the Plan at any time. The Board or the committee may amend the terms of any award previously granted, provided, however, that none of the foregoing actions may impair the existing rights of a participant without the participant’s consent, and neither the Board nor the committee may amend the terms of any option to reduce its exercise price. The Board may not amend the Plan without shareholder approval if: a) such amendment would materially increase the benefits received by participants, materially increase the maximum number of shares that may be issued under the Plan, or materially modify the Plan’s eligibility requirements; or b) such amendment requires shareholder approval pursuant to tax or regulatory requirements.

The committee has the authority, subject to the terms of the Plan, to select employees to whom it will grant awards, to determine the types of awards and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. The committee also has authority to interpret the Plan, to establish, amend and rescind rules applicable to the Plan or awards under the Plan, to approve the terms and provisions of any agreements relating to Plan awards and to make all determinations relating to awards under the Plan.

The Plan permits delegation of certain authority to senior officers in limited instances to make, cancel or suspend awards to employees who are not Alcoa directors or executive officers.

Eligibility and Participation
 All employees of Alcoa and its subsidiaries are eligible to be selected as participants. About 2,500 current and former employees hold stock option awards under the Prior Plan.

Term
 If shareholders approve the Plan, it will become effective on May 1, 2004. No award may be granted under the Plan after April 30, 2009.

Types of Awards
 The following types of awards can be granted under the Plan:

•	Nonqualified stock options (without reload features);

•	Stock appreciation rights;

•	Contingent (forfeitable) stock;

•	Performance shares and performance units conditioned upon meeting performance criteria over a period of time; and

•	Stock or other awards valued by reference to or based on Alcoa stock or other property.

Stock Option Awards
 The committee may grant nonqualified stock option awards under the Plan. Stock option awards entitle a participant to purchase shares of Alcoa stock at a fixed price during the option term. The committee determines the option grant price, but the price may not be less than the fair market value per share on the grant date. The minimum vesting period for stock options is one year. The maximum term of original stock options granted in 2004 and after is six years.

The participant must pay the option grant price in full upon exercise. The participant may pay the price in cash, or by surrendering shares of Alcoa common stock the value of which equals the option price, or by a combination of cash, shares or other consideration approved by the committee.

Options with a reload feature will not be granted under the Plan. However, since grants under the Prior Plan having a reload feature are still outstanding, and all grants under the Prior Plan will be administered under the Plan if the Plan is approved by shareholders, the Plan does permit grant of a reload option in limited circumstances on those options granted under the Prior Plan. With respect to options granted in 2002 or any year prior to that, a participant may, beginning January 1, 2004, be granted a reload option only once during the remaining term of the underlying option. For original options granted in 2003, a participant may be granted only one reload option, and only with respect to the first one-third of the grant vesting in 2004, and that grant must occur on or before December 31, 2004. The term of a reload option will be the same as the remaining term of the underlying option. As a condition to the grant of a reload option, a participant must elect that one-half of the profit shares issued upon exercise of the underlying option may not be sold or transferred for the shorter of five years from the issuance date of the shares or the remainder of the participant’s career with Alcoa. The participant then receives a new option having a grant price equal to the current market price, with the same expiration date as the underlying option. The new option covers the number of shares exercised, less the net number of profit shares delivered to the optionee after withholding for taxes. Reload options may be granted where the exercise price of the underlying option is paid using shares owned for a minimum period set by the committee or, in limited instances, using cash.

The committee may permit participants to transfer stock option awards to family members or family trusts. Otherwise, stock option awards are not transferable during the participant’s lifetime.

Stock Appreciation Rights
 A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the shares on the exercise date (or, if the committee so determines, as of any time during a specified period before the exercise date) over the SAR grant price. The committee may grant SAR awards as stand-alone awards or in combination with a related option award under the Plan. The SAR grant price is set by the committee and may not be less than the fair market value of the shares on the date of grant. Payment upon exercise will be in cash, stock or other property or any combination of cash, stock or other property as the committee may determine. Unless otherwise determined by the committee, any related option will no longer be exercisable to the extent the SAR has been exercised, and the exercise of an option will cancel the related SAR.

Due to current accounting treatment, SAR awards likely will be granted only to non-U.S. residents in locales where option awards have less favorable tax or security law implications for participants.

Contingent Stock
 Contingent stock means shares issued with conditions or contingencies and, until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. The committee establishes the terms and conditions applicable to a contingent stock award. The minimum contingency period for a contingent stock award that is not subject to performance conditions is three years from the date of grant, except that the committee may approve contingent stock awards covering up to 200,000 shares with contingency periods of less than three years.

A recipient of a contingent stock award has the right to vote the shares and receive dividends on them unless the committee decides otherwise. If the participant ceases to be an employee before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the committee.

Performance Awards
 A performance award may be in the form of performance shares (units valued by reference to shares of stock) or performance units (units valued by reference to cash or property other than stock). The committee may select periods of at least one year during which performance criteria chosen by the committee are measured for the purpose of determining the extent to which a performance award has been earned. The committee decides whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination.

Other Stock Unit Awards
 The committee may make other awards of shares or of units valued by reference to shares or other property. The committee determines all conditions and terms that apply to these awards. A participant may not sell, assign, transfer, pledge or encumber any award issued with conditions or contingencies until after those conditions lapse. If the only condition to vesting is passage of time, the minimum vesting period is three years.

Deferrals of Awards; Dividends
 The committee may permit participants to defer the distribution of all or part of an earned award. The committee also may provide that payments will be made in installments and that dividends or dividend equivalents will be paid on shares covered by outstanding awards.

Substitute Awards
 The committee may grant awards to employees of companies acquired by Alcoa or a subsidiary in exchange for or assumption of outstanding stock-based awards issued by the acquired company. Shares covered by substitute awards will not reduce the number of shares otherwise available for award under the Plan. Substitute awards may be granted at a discount rate to the fair market value of Alcoa stock since those awards will be replacing awards that may be “in the money”.

Option and SAR Repricing Prohibited
 The Plan prohibits repricing of options or SARs. Repricing means the grant of a new option, SAR or other award in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, or the amendment of an outstanding award to reduce the grant price. The grant of a substitute award is not a repricing.

Adjustments
 The Plan provides for adjustments of awards and shares authorized for issuance under the Plan in the event of stock splits, recapitalizations, mergers, consolidations, and other changes in the stock. In that event, the committee will make such substitutions or adjustments in the aggregate number or class of shares that may be distributed under the Plan (including the substitution of similar awards denominated in the shares of another company) and in the number, class and option price or other price of shares subject to outstanding awards as it believes equitable or appropriate to maintain the purpose of the original grant.

Change in Control Provisions
 In order to preserve the value of outstanding awards for participants in the event of a change in control of Alcoa, unless the committee determines otherwise at the time of grant of a particular award:

•	all outstanding option and SAR awards vest and are immediately exercisable;

•	any restrictions, conditions or deferral limitations on contingent stock awards or other stock unit awards lapse;

•	all shares restricted as a result of exercise of the reload feature become fully transferable; and

•

all performance awards will be earned at the target amount of shares covered by the award if the change in control event occurs during the performance period, or at the actual amount of the award if the change in control event occurs thereafter.

Holders of options and SARs may elect to receive a cash settlement of their awards in the event of a change in control. The cash settlement per share is equal to the excess of the highest sales price during the 60-day period leading up to a change in control or, if the change in control event is a merger or tender offer or similar transaction, the highest price paid in that transaction over the grant price per share of the option or SAR.

Change in control of Alcoa means any of the following events:

•	the acquisition of a 20% ownership position by any person or group, other than:
	(i)	acquisitions by or from Alcoa;
	(ii)	acquisitions by an Alcoa benefit plan; and
	(iii)	corporate reorganizations in which no person or group becomes a 20% owner or in which the relative equity interests of current shareholders are the same before and after the reorganization

•	a change in a majority of the members of the Alcoa Board (other than by individuals whose nomination for director is approved by at least 75% of the incumbent Board members)

•	a merger, consolidation, or similar transaction, except for:
	i)	mergers and other corporate transactions in which Alcoa common stock converts into or continues to represent at least 55% of the voting securities of the combined or surviving entity or
	(ii)	reorganizations in which no entity becomes a 20% holder

•	a sale of substantially all assets of Alcoa, except to an entity owned at least 55% by the holders of Alcoa common stock in the same proportion as their Alcoa holdings or

•	a shareholder-approved dissolution or liquidation of Alcoa.

Performance-Based Compensation
Section 162(m) of the Internal Revenue Code limits the amount of the deduction that the company may take on its U.S. federal tax return for compensation paid to any of the named officers in the proxy statement (the Code refers to these officers as “covered employees”). The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved by shareholders. We believe that  awards under the Plan will qualify as performance-based compensation if shareholders vote to approve  the Plan and it is otherwise administered in  compliance with Code section 162(m).

The Plan contains a number of measurement criteria that the committee may use to determine whether and to what extent any covered employee has earned a contingent stock award, performance award or other stock unit award. The measurement criteria that the committee may use to establish specific levels of performance goals include any one or a combination of the following: cumulative net income or cumulative net income per share; return on sales; return on assets; return on capital; return on shareholders’ equity; cash flow; economic value added; cumulative operating income; total shareholders’ return; cost reductions; or achievement of environment, health and safety goals. The committee may set performance goals based on the achievement of specified levels of corporate-wide performance or performance of the Alcoa subsidiary or business unit in which the participant works. The committee may make downward adjustments in the amounts payable under an award, but it may not increase the award amounts or waive the achievement of a performance goal.

Tax Aspects of the Plan
The grant of a nonqualified stock option or SAR under the Plan has no U.S. federal income tax consequences for the participant or the company. Upon exercise of a stock option or SAR, Alcoa may take a tax deduction, and the participant realizes ordinary income. The amount of this deduction and income is equal to the difference between the fair market value of the shares on the date of exercise and the grant price of the stock option or SAR. The committee may permit participants to surrender Alcoa shares in order to satisfy the required withholding tax obligation.

Regarding Plan awards (other than options or SARs) that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Alcoa may take a deduction for the same amount.

Regarding Plan awards (other than options or SARs) that are settled in stock or other property that is subject to contingencies restricting transfer and to a substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the fair market value of the shares or other property received (less any amount paid by the participant) when the shares or other property first become transferable or not subject to substantial risk of forfeiture, whichever occurs first. Alcoa may take a deduction at the same time and for the same amount.

The committee may adjust awards to employees who are not U.S. citizens or U.S. residents to recognize differences in local law or tax policy and may impose conditions on the exercise or vesting of awards to minimize tax equalization obligations for expatriate employees.

Recent Share Price
On February 20, 2004, the closing market price for Alcoa common stock on the New York Stock Exchange was $36.83 per share.

Awards to Named Officers and Other Employees
The Plan is new and no awards have been made under it. The committee has not yet established guidelines or standards on the types of awards it may grant under the Plan to the named officers or other participants or the number of shares that the awards will cover.

Share Repurchases to Prevent Dilution
To prevent or minimize the dilutive effect of stock-based compensation plans, Alcoa’s practice has been to repurchase shares in the open market in amounts at least equal to the number of shares issued under employee stock option and other stock incentive plans. Alcoa intends to use the proceeds of stock option award exercises under the Plan for this purpose as well as other funds available from time to time. The continuation of this practice is subject to the company’s capital needs and resources and compliance with corporate, securities and regulatory requirements that apply to share repurchases.

Vote Required for Approval
For this proposal to be adopted, a majority of the votes cast by shareholders must be voted for approval.

The Board of Directors recommends a vote FOR ITEM 2. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

ITEM 3 – SHAREHOLDER PROPOSALS

ITEM 3(a) – SHAREHOLDER PROPOSAL RELATING TO PAY DISPARITY

The Catholic Funds, 1100 West Wells Street, Milwaukee, Wisconsin 53233, owning 2,300 shares of common stock, have notified Alcoa that they intend to present the following proposal at the annual meeting. The names, addresses and shareholdings of the proposal’s co-filers will be supplied upon oral or written request. The proposal, as submitted, reads as follows:

WHEREAS:
Commentators note that U.S. CEO compensation is excessive,1 an “occasion of sin” tempting CEO’s to undertake self-serving ventures2 that often degrade long-term stock performance.3 Often CEO pay is driven mainly by what other companies pay. As a result, “bosses’ pay spirals upward,”4 creating a “Lake Wobegon effect” (where all children have to be above average).5

CEO pay once bore a reasonable relationship to the pay of the average or lowest-paid worker. Now the ratio of CEO pay to average-worker pay has skyrocketed from about 40 in 1980 to several hundred currently.6 The ratio is only 15 to 20 in Japan and Germany today.7 A huge CEO-to-worker pay gap not only degrades worker and therefore company performance but also violates common moral principles of the common good, love of neighbor, and the dignity and worth of every human being.

Alcoa appears to be part of this national problem. Business Week again gave Alcoa a ranking of 1 (the worst) in its 2003 study of CEO compensation versus stock performance.8 Another study shows Alcoa’s 2002 CEO compensation to be 1,358 times the pay of a minimum-wage worker,9 compared to the S&P500 median of 625 times.10

If Alcoa has an unjustifiable gap between the pay of the CEO and the lowest paid worker, the CEO and board should, as New York Fed President William J. McDonough urged, “simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels.”11

RESOLVED: shareholders request the Board’s Compensation Committee to initiate a review of our company’s executive compensation policies and to make available, upon request, a report of that review by January 1, 2005 (omitting confidential information and processed at a reasonable cost). We request the report include:

1.	A comparison of the total compensation package of top executives and our company’s lowest paid workers in the United States in July, 1994 and July, 2004.

2.	An analysis of changes in the relative size of the gap between the two groups and the rationale justifying this trend.

3.	An evaluation of whether our top executive compensation packages (including, but not limited to, options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

4.

An explanation of whether the issues of sizable layoffs or the level of pay of our lowest paid workers should result in an adjustment of executive pay to “to more reasonable and justifiable levels” as suggested by William J. McDonough above.

Notes:
1.	Conference Board, 9/17/02 (quoting Greenspan: “infectious greed”), Business Week 4/22/02 (“simply out of hand”).

2.	Edward M. Welch, “Justice In Executive Compensation”, America 5/19/03

3.	Graef Crystal, Bloomberg 8/13/03 (“high pay destroys high performance”).

4.	Economist.com, 10/9/03 http://www.economist.com/opinion/displayStory.cfm?story_id=2121856

5.	Retired Medtronics CEO Bill George, Fortune 9/29/03.

6.	Economist.com, Executive Pay, 10/9/03

7.	“Justice In Executive Compensation”, America 5/19/03

8.	April 21, 2003, http://bwnt.businessweek.com/exec_comp/2003/index.asp

9.	AFL/CIO Executive Paywatch, www.aflcio.org

10.	Our calculations

11.	WSJ, 09/12/03

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “Against” the proposal.

We believe Alcoa’s compensation is established in a fair and equitable manner, and that the proposed study would not yield any relevant or meaningful data. Last year, we recommended a vote against a similar proposal. While this year’s proposed study is more limited in scope, our objection remains that such a study would not produce any meaningful information to help the Board judge whether Alcoa’s current compensation policies and pay levels for the company’s management are appropriate.

The Compensation and Benefits Committee of Alcoa’s Board of Directors, comprised entirely of independent directors, regularly reviews the company’s compensation design. In 2002, the Committee used its own independent compensation consultant to review the results of a comprehensive study of executive compensation that had been completed by management. At the completion of that study, the Board changed the company’s total cash compensation targets for executives from above the median down to the median, as compared with an expanded database of approximately 150 comparable companies. In 2003, the Board made significant changes to the company’s long-term incentive compensation design to place more executive compensation at risk and link it directly to the attainment of specific transparent financial goals. For 2004, we concluded that both salary and incentive compensation targets for the company’s executives are competitive, so both are being held firm at 2003 levels.

The Board believes that the company’s executive compensation design is competitive, fair and appropriate and helps the company attract, motivate and retain individuals who can successfully manage a complex, multinational enterprise. Alcoa’s compensation framework is designed to reward executives for performance against both financial and non-financial goals, thereby delivering superior value to its shareholders.

We are a values-based company, and we believe that all employees should be treated fairly. We work to ensure that all employees are compensated fairly in accordance with their accountabilities, the relevant regional labor market and individual performance.

The Board of Directors therefore recommends a vote AGAINST ITEM 3(a). The proxy committee will vote your proxy against this item unless you give instructions to the contrary on the proxy.

ITEM 3(b) – SHAREHOLDER PROPOSAL RELATING TO CHANGE IN CONTROL SEVERANCE PLAN

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, owning 500 shares of common stock, has notified Alcoa that it intends to present the following proposal at the annual meeting. The proposal, as submitted, reads as follows:

Shareholder Proposal
Resolved: Shareholders of Alcoa Inc. (“Alcoa” or the “Company”) urge the Board of Directors to seek shareholder approval of the Alcoa Inc. Change in Control Severance Plan (the “Severance Plan”), or modify the Severance Plan to provide benefits, not to exceed 2 times the sum of any participating executive’s base salary plus bonus.

Supporting Statement
At the 2003 annual shareholder meeting, almost 65 percent of Alcoa shareholders casting votes voted in favor of requiring shareholder approval of future executive severance benefits, commonly known as golden parachutes. In response to this vote, the Board of Directors adopted a policy to require shareholder approval of future severance agreements when any such agreement would result in a payment in excess of 2.99 times the salary and bonus of the executive.

However, the Board of Directors did not modify the existing Alcoa Inc. Change in Control Severance Plan. The Severance Plan was adopted by the Board of Directors in 2002 without first seeking shareholder approval. Under the Severance Plan, senior executives are entitled to the equivalent to three years’ salary, bonus, benefits, pension credit, as well as reimbursement of excise taxes, and six months of outplacement assistance.

In addition to these benefits, stock options granted to Alcoa executives on or after June 1, 1999 provide for acceleration of vesting and become immediately exercisable upon a change in control of Alcoa. We believe that the immediate vesting of stock option compensation, combined with generous severance benefits, may reward underperformance leading up to a change in control and is unnecessary given the high levels of executive compensation at our Company.

In the event of a change in control, we are concerned that the potential cost of the Severance Plan may reduce the value ultimately received by shareholders. We also believe that golden parachutes can encourage senior executives to support a takeover that may not be in the best interests of shareholders because executives know that they will be rewarded if a takeover occurs.

If payments are made under Alcoa’s Severance Plan as it is currently structured, the Company will be penalized under the Tax Reform Act of 1984. When severance benefits exceed 3 times an executive’s average W-2 compensation, all benefits in excess of one year’s compensation are subject to a 20 percent golden parachutes excise tax. Not only has Alcoa promised to reimburse executives for these taxes, but the Company will lose its tax deduction for the cost of these benefits.

The Council of Institutional Investors, a coalition of over 130 pension funds whose assets exceed $2 trillion, believes that Boards of Directors should take actions recommended in shareholder proposals that receive a majority of votes cast for and against. In 2003, several other companies including Tyco, Sprint, Union Pacific, International Paper, and Hewlett Packard revised their severance policies after a majority of their shareholders voted in favor or similar proposals.

For the above reasons, please vote FOR this proposal.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “Against” the proposal.

The proponents’ 2003 shareholder proposal, favored by less than a majority of the total voting shares outstanding, but 65% of the votes cast, was that “the Board of Directors seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary and bonus.” Following the annual shareholders’ meeting, the Compensation and Benefits Committee of the Board (“Compensation Committee”) took the matter under advisement, and in September 2003, the full Board passed a resolution requiring submission of any such agreement to shareholders for approval.

The Board originally approved a Change in Control plan in 2002 after careful review by the Compensation Committee, which consulted with its own outside compensation expert. The plan would become effective in very limited circumstances, and is designed to ensure that the Board receives steady and objective advice from executive management if faced with the prospect of a change in the company’s ownership. By providing executives with financial security when their jobs may be threatened, the plan is designed to protect the interests of shareholders by keeping key employees focused on negotiating the best possible value for the company in a change in control situation. Payments under the plan would occur only after a change in control occurred. The plan would not pay a windfall to a voluntarily departing executive.

The Board concluded from its study that the majority of comparable companies have in place change in control plans, or they put one in place when the prospect of a change in ownership arises. The Board also determined that the terms of the plan, which are essentially three times salary and bonus, three years of continuation of benefits, three years of pension credits, outplacement assistance and reimbursement of excise taxes and gross-up, were appropriate. Approval of the plan was appropriately disclosed.

The accelerated vesting of stock options upon the occurrence of a change in control, which the proponents mention in their statement, is a specific provision in the Alcoa Stock Incentive Plan that was approved by the shareholders in 1999.

Although the proponents last year favored a 2.99 cap on severance agreements prior to requiring them to be submitted for shareholder approval, this year they’ve deemed a 2.0 cap to be appropriate. We believe that arbitrarily selected caps are not the issue. The Board is very aware of its fiduciary responsibilities to the company (for the benefit of the shareholders), and its obligation to exercise its business judgment in the decisions it makes. We are confident that in approving this plan we have satisfied both obligations.

The Board of Directors therefore recommends a vote AGAINST ITEM 3(b). The proxy committee will vote your proxy against this item unless you give instructions to the contrary on the proxy.

OTHER INFORMATION

LEGAL PROCEEDING INVOLVING DIRECTORS AND CERTAIN ALCOA OFFICERS

As previously reported, on October 15, 1999, Victoria Shaev, who represents that she is an Alcoa shareholder, filed a purported derivative action on behalf of the company in the United States District Court for the Southern District of New York, naming as defendants the company, each member of Alcoa’s Board of Directors, certain officers of the company and PricewaterhouseCoopers LLP, Alcoa’s independent accountants. The lawsuit alleged, among other things, that Alcoa’s proxy statement dated March 8, 1999 contained materially false and misleading statements and omissions regarding the proposed Alcoa Stock Incentive Plan. On March 19, 2001, the court granted without prejudice the defendants’ motion to dismiss the plaintiff’s claims. On May 31, 2001, Ms. Shaev served an amended complaint making the same allegations as in the previous complaint but styling the complaint as a class action on behalf of shareholders. The company served a motion to dismiss on June 25, 2001. On October 25, 2002, the amended complaint was dismissed on the factual and legal merits of the matter. The plaintiff filed a notice of appeal, and on September 17, 2003, the Second Circuit Court of Appeals affirmed the dismissal of the amended complaint.

CHANGE IN CONTROL PLAN
In 2002, the Board approved a change in control severance plan for key executives designated by the Compensation and Benefits Committee. The severance plan entitles these executives to termination compensation if the executive’s employment is terminated without cause or terminated by the executive in certain circumstances, in either case within three years after a change in control of the company. Termination compensation includes: a cash payment equal to three times annual salary plus target annual variable compensation; continuation of benefits for three years; growth on pension credits for three years; reimbursement of excise taxes and gross-up, and six months outplacement.

HOUSEHOLDING INFORMATION
We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same last name and address will receive only one copy of our Annual Report for 2003. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy statements this year, as well as proxy cards. Also, householding will not in any way affect dividend check mailings.

If you participate in householding and wish to receive a separate copy of the 2003 Annual Report, please call 1 (800) 522-6757, or request a copy in writing from Alcoa, Corporate Communications, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, and a copy will be provided to you promptly.

If you do not wish to continue participating in householding and prefer to receive separate copies of future Annual Reports and other shareholder communications, please notify Alcoa in writing at the following address: Corporate Election Services, P.O.Box 1150, Pittsburgh Pennsylvania 15230-1150.

ATTACHMENT A

DIRECTOR INDEPENDENCE STANDARDS

1.

In no event will a Director be considered “independent” unless the Board of Directors affirmatively determines that the Director has no material relationship with Alcoa Inc. (“Alcoa”) or any subsidiary in the consolidated group (together with Alcoa, the “Company”), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, other than the Director’s relationship with Alcoa as a Director. In each case, the Board shall consider all relevant facts and circumstances and shall apply these Director Independence Standards.

2.	If, within the preceding three years:

	•	The Director was employed by the Company; or

	•	An immediate family member of the Director was employed by the Company as an executive officer; or

•

The Director received, or his or her immediate family member received, more than $100,000 a year in direct compensation from the Company, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) (Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.); or

	•	The Director was affiliated with or employed by the Company’s present or former external auditor; or

	•	An immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s present or former external auditor; or

•

A current executive officer of the Company served on the compensation committee of the board of directors of a company that employed as an executive officer either the Director or an immediate family member of the Director; or

•

The Director is an employee or executive officer, or his or her immediate family member is an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues (for purposes of this clause, charitable organizations will not be considered “companies”);

then that Director will be deemed to have a material relationship with the Company and will be deemed not to be independent.

3.	It would not be considered to be a material relationship that would impair a Director’s independence if, in any year within the preceding three years:

•

A Director of Alcoa served as an employee or executive officer of a charitable or other not-for-profit organization, or his or her immediate family member served as an executive officer of a charitable or not-for-profit organization, and the Company’s or the Alcoa Foundation’s charitable contributions to the organization, in the aggregate, were less than two percent (or $250,000, whichever is greater) of that organization’s consolidated gross revenues.

•

A Director of Alcoa served as an executive officer of another company that was indebted to the Company, or to which the Company was indebted, and the amount of either company’s indebtedness to the other at the end of the year was less than 5% of the total consolidated assets of the Company or of the company the Director serves as an executive officer.

4.

The Board will annually review all commercial and charitable relationships of Directors. The determination as to whether Directors meet these Independence Standards will be disclosed in the proxy statement.

5.

In addition to the Independence Standards applicable to independent Directors generally, Audit Committee members may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than director fees and any regular benefits that other Directors receive for services on the Board or Board Committees. For purposes of this Paragraph 5, prohibited indirect payments include payments received by an Audit Committee member’s spouse, minor children or stepchildren, or children or stepchildren sharing a home with the Director, as well as payments received by an entity in which the Director is a partner, member, managing director, executive officer or in which the Director holds a similar position, which entity provides accounting, consulting, legal, investment banking or financial advisory services to the Company. In addition, no Audit Committee member can be an “affiliated person” of the Company, meaning that no Audit Committee member can beneficially own, directly or indirectly, more than 10% of the voting securities of the Company.

6.

For any relationships not covered by the guidelines in paragraphs 2 or 3 above, the determination of whether the relationship is material or not, and therefore whether the Director is independent or not, will be made by the Directors who satisfy the independence standards contained in paragraphs 2 and 3 above. Alcoa will explain in its next proxy statement the basis for any Board determinations regarding such relationships.

7.

For purposes of the determination of a Director’s independence, “immediate family member” means a Director’s spouse, parents, children, siblings, mother-in-law and father-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law, and anyone (other than domestic employees) who shares the Director’s home. When applying the three-year look-back provision in paragraph 2 and the test in paragraph 3, individuals will not be considered who are no longer immediate family members as a result of legal separation, divorce, death or incapacity.

8.

As used herein, “executive officer” means the CEO or president, the principal financial officer, the principal accounting officer, any officer in charge of a principal business unit or function and any other individual who performs a policy-making function. Executive officers of subsidiaries may be deemed executive officers of a corporation or other entity if they perform such policy-making functions for the corporation or other entity.

9.

If a Director is determined by the Board not to be “independent” under these Standards, he or she cannot serve on the Audit Committee, the Governance and Nominating Committee or the Compensation and Benefits Committee of the Board.

ATTACHMENT B

AUDIT COMMITTEE CHARTER

Mission Statement
The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Alcoa Inc. (the “Company”) is:

(A)

to assist the Board of Directors to fulfill its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors; and

(B)	to prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Membership
The Committee shall consist of at least three directors, the exact number to be determined from time to time by the Board.

The members of the Committee shall meet the independence requirements imposed by the listing standards of the New York Stock Exchange (the “NYSE”), law or regulation. At least one member of the Committee shall be an audit committee financial expert, as determined by the Board.

The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Governance and Nominating Committee and shall serve until such member’s successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board.

No member of the Committee may serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair such director’s ability to serve effectively on the Committee and such determination is disclosed in the Company’s annual proxy statement.

Authority and Responsibilities
The Committee’s function is not to replace the Company’s management, internal auditors and outside auditors, but rather one of oversight. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors’ responsibility to review, and when appropriate, audit these financial statements and internal controls. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditors’ work.

In carrying out its oversight responsibilities, the Committee shall undertake the following activities and have the following authority (in addition to any others that the Board may from time to time delegate to the Committee):

Relationship with Auditors
1.

The Committee shall have sole authority and be directly responsible for the retention, compensation, oversight, evaluation and termination (subject, if applicable, to shareholder ratification) of the work of the Company’s outside auditors for the purpose of preparing or issuing an audit report or related work. The Company’s outside auditors shall report directly to the Committee.

2.

The Committee shall review and pre-approve (a) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (b) non-auditing services that exceed a de minimis standard established by the Committee, which are rendered to the Company by its outside auditors (including fees).

3.	The Committee shall:
(a)

receive from the outside auditors, at least annually, a written report describing: (i) the outside auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues; and (iii) (to assess the outside auditors’ independence) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1; and

(b) review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.

4.

After reviewing the foregoing report and the outside auditors’ work throughout the year, the Committee shall evaluate the outside auditors’ qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner(s) of the outside auditors. In making its evaluation, the Committee may take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors’ report and the opinions of those the Committee consults to satisfy itself of the outside auditors’ independence and adequate performance.

5.

The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

6.	The Committee shall establish clear hiring policies with respect to employees and former employees of the outside auditors.

7.

The Committee shall review and discuss with management, the outside auditors and the internal auditors the performance and adequacy of the Company’s internal audit function, including the internal auditors’ responsibilities, budget, staffing, the Internal Audit Statement of Responsibilities and any proposed changes in the audit scope, plan or procedures from the prior period.

Financial Reporting Process and Financial Statements
8.

The Committee shall meet regularly with management. In addition, the Committee shall meet separately, and without management present (and, in any event, not less than four times a year) with (a) the General Counsel of the Company; (b) the Chief Financial Officer of the Company; (c) the Company’s internal auditors; and (d) the Company’s outside auditors.

9.	The Committee shall review and discuss with management and the outside auditors on a quarterly basis prior to filing quarterly or annual financial statements:
	(a)	the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K);

	(b)	the quarterly financial statements to be included in Form 10-Q;

	(c)	the Company’s disclosures in the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(d)

the Company’s disclosure controls and procedures (including any significant internal control deficiencies or material weaknesses and any changes implemented in light of material control deficiencies or weaknesses); and

	(e)	any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

10.

In connection with the annual audit and review by the outside auditors of the financial information included in the Company’s Quarterly Reports on Form 1 0-Q, the Committee shall, prior to the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the results of their audit or review and the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), as amended or supplemented. In addition, the Chairman or his designee shall, before the quarterly earnings press releases are released, discuss with the outside auditors the results of their review of quarterly earnings press releases and the matters required to be discussed by SAS 61.

11.	The Committee shall receive from the Company’s outside auditors and, where applicable, the Company’s internal auditors, timely reports concerning:
(a)

major issues regarding accounting principles and financial statement presentations, including all critical accounting policies and practices and any changes in the selection or application of accounting principles;

(b)

all significant financial reporting issues and judgments, including all critical accounting estimates and alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative estimates or treatments and the estimate/treatment preferred by the auditors;

	(c)	the effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements; and

	(d)	any material written communications between the auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

12.

The Committee shall review with the outside auditors and the internal auditors any audit problems or difficulties encountered (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management) and management’s response. The Committee shall be responsible for the resolution of disagreements among the Company’s management, the outside auditors and the internal auditors regarding financial reporting.

13.	The Committee shall review with the internal auditor and the external auditor their annual audit plans and the degree of coordination of such plans.

14.

Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

15.	The Committee shall prepare the report of the audit committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

16.

The Committee shall periodically discuss with management the types of information to be disclosed and the types of presentations to be made in quarterly earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies or otherwise made public.

Risk Management
17.

The Committee shall discuss with management, the internal auditors and the outside auditors the Company’s policies with respect to risk assessment and risk management. This discussion should cover the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

18.	The Committee shall review the annual audit report regarding officers’ expense accounts and perquisites and the results of the annual survey of compliance with the Company’s Business Conduct Policies.

Compliance with Laws, Regulations and Ethics Codes
19.

The Committee shall review with the Company’s general counsel, the internal auditors and other appropriate parties legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and procedures and any material reports received from or communications with regulators or government agencies.

20.	The Committee shall
(a)

regularly receive reports from management regarding compliance with the Business Conduct Policies and the Code of Ethics for the CEO, CFO and Other Financial Professionals and the procedures established to monitor compliance with the Business Conduct Policies and the Code of Ethics for the CEO, CFO and Other Financial Professionals;

(b)

review requests for waivers from (i) the Code of Ethics for the CEO, CFO and Other Financial Professionals; and (ii) from the Business Conduct Policies with respect to directors and executive officers; and

	(c)	promptly disclose any waivers that are required by regulation or listing standards to be disclosed publicly.

21.	The Committee shall oversee and regularly review the adequacy and performance of established procedures for:
	(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and/or auditing matters; and

	(b)	the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Performance Evaluation
22.

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Access to Advisors
23.	The Committee shall have the authority to engage and obtain advice and assistance from internal or external legal, accounting or other advisors, without having to seek Board approval.

24.	The Committee shall make determinations with respect to funding by the Company with respect to the payment of the Company’s outside auditors and any other advisors retained by the Committee.

Structure and Operations
The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least four times per year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee, shall set the agendas for Committee meetings; such agendas shall be distributed to the full Board. Two members of the Committee shall constitute a quorum; when more than two members are present, the act of a majority of such members at a meeting at which a quorum exists shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate in order for it to fulfill its responsibilities.

The Committee may form and delegate authority to subcommittees when appropriate. In particular, the Committee may also delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this Charter or as the Board may from time to time specify.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

Compensation
No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

ATTACHMENT C

COMPENSATION AND BENEFITS COMMITTEE CHARTER

Mission Statement
The purpose of the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of Alcoa Inc. (the “Company”) is to (i) discharge the Board’s responsibilities relating to the compensation of the Company’s officers, (ii) oversee the administration of the Company’s compensation and benefits plans, in particular the incentive compensation and equity-based plans of the Company (and, to the extent appropriate, the significant subsidiaries of the Company) and (iii) prepare the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Membership
The Committee shall consist of no fewer than three members, the exact number to be determined from time to time by the Board.

Each member of the Committee shall meet the independence requirements imposed by the listing standards of the New York Stock Exchange (the “NYSE”).

The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Governance and Nominating Committee and shall serve until such member’s successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board.

Authority and Responsibilities
The Committee shall have the following specific authority and responsibilities (in addition to any others that the Board may from time to time delegate to the Committee):

1.	The Committee shall periodically review and approve general compensation and benefit policies of the Company and its significant subsidiaries.

Executive Compensation
2.

The Committee shall at least annually (a) review and approve the corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), (b) evaluate the CEO’s performance in light of these goals and objectives and (c) set the CEO’s compensation level based on this evaluation.

3.

The Committee shall at least annually review and approve the compensation for the other officers of the Company, including (a) the annual base salary, (b) the annual incentive opportunity, (c) the long-term incentive opportunity, and (d) any special or supplemental benefits.

4.

The Committee shall approve any employment agreements, consulting arrangements, severance or retirement arrangements and/or change-in-control agreements or provisions covering any current or former officer of the Company, including without limitation, the approval of all contracts of the Company with any officer for remuneration (whether in the form of a pension, deferred compensation or otherwise) to be paid from the general funds of the Company after the termination of regular employment of such officer.

5.

The Committee shall review and approve the Company’s policies and procedures with respect to officers’ expense accounts, special one-time payments and loans to officers made, arranged or guaranteed by the Company.

Director Compensation
6.	The Committee shall periodically review and make recommendations to the Board regarding director compensation.

Compensation Plans
7.

The Committee shall oversee the implementation and administration of the compensation plans of the Company (and, to the extent appropriate, the significant subsidiaries of the Company), including pension, savings, incentive and equity-based plans; provided that, the Committee shall not exercise any of its authority with respect to any of its members.

8.

The Committee shall review and make recommendations to the Board with respect to, or approve, any incentive compensation plans and equity-based plans for the Company (and, to the extent appropriate, the significant subsidiaries of the Company) to be adopted or submitted to shareholders for approval.

9.	The Committee shall periodically review the investment management of the Company’s principal retirement and savings plans.

10.

The Committee shall review and make recommendations to the Board with respect to, or approve, all awards of shares or share options pursuant to the Company’s (and, to the extent appropriate, the Company’s significant subsidiaries’) equity-based plans; provided that, the Committee shall not exercise any of its authority with respect to any of its members.

SEC Report
11.	The Committee shall produce the annual report on executive compensation required to be included in the Company’s annual proxy statement in accordance with applicable SEC rules and regulations.

Performance Evaluation
12.

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Retention of Consultants and Advisors
13.

The Committee shall have authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or officer compensation and shall have authority to approve the consultant’s fees and other retention terms.

Structure and Operations
The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least three times a year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee, shall set the agendas for Committee meetings;

such agendas shall be distributed to the full Board. Two members of the Committee shall constitute a quorum; when more than two members are present, the act of a majority of such members at a meeting at which a quorum exists shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate in order for it to fulfill its responsibilities.

The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this Charter or as the Board shall from time to time specify. Reports to the Board may take the form of oral reports by the chairperson of the Committee or any other member of the Committee designated by the Committee to give such report.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

ATTACHMENT D

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Mission Statement
The purpose of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Alcoa Inc. (the “Company”) is to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments other than this Committee, (iii) develop, recommend and annually review corporate governance guidelines for the Company and oversee corporate governance matters and (iv) coordinate an annual review of the Board’s performance.

Membership
The Committee shall consist of no fewer than three members, the exact number to be determined from time to time by the Board.

Each member of the Committee shall meet the independence requirements imposed by the listing standards of the New York Stock Exchange (the “NYSE”).

The members of the Committee shall be appointed by a majority vote of the Board from among its members and shall serve until such member’s successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board.

Authority and Responsibilities
The Committee shall have the following specific authority and responsibilities (in addition to any others that the Board may from time to time delegate to the Committee):

Board Nominees; Committee Appointments; Continued Service
1.

The Committee shall determine the criteria, objectives and procedures for selecting Board members. The Committee shall consider factors such as independence, diversity, age, integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees.

2.

The Committee shall (a) review potential candidates for the Board suggested to it and report to the Board regarding the results of such review; (b) recommend nominations for election and re-election to the Board and (c) recommend appointments to the Board to fill vacancies.

3.

In the case of an individual recommended to fill a Board vacancy created by an increase in the size of the Board, the Committee shall make a recommendation to the Board as to the class of directors in which the individual should serve.

4.

The Committee shall review the appropriateness of continued service on the Board of members whose business or professional affiliations or responsibilities have changed or who contemplate accepting a directorship on another public company board or an appointment to an audit or compensation committee of another public company board.

5.

The Committee shall identify Board members qualified to fill vacancies on any committee of the Board (other than the Committee) and recommend that the Board appoint the identified member or members to the respective committee. In recommending a candidate for appointment to a committee, the Committee shall consider any required qualifications as set forth in the committee’s charter, the needs of the committee in light of its purpose and responsibilities and the existing composition of the committee, the benefits of periodic rotation of committee members and any other factors the Committee deems appropriate.

Corporate Governance
6.

The Committee shall review the effectiveness of orientation process for newly elected members of the Board. The Committee shall also regularly assess the adequacy of and need for additional continuing director education programs.

7.	The Committee shall recommend to the Board corporate governance guidelines for the Company, assess those guidelines at least annually and review any requests for waivers of those guidelines.

Board Performance
8.	The Committee shall coordinate the annual evaluation of the structure, organization, policies, performance and effectiveness of the Board.

Performance Evaluation
9.

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Retention of Consultants and Advisors
10.	The Committee shall have authority to retain and terminate any search firm to be used to identify director candidates, including authority to approve the search firm’s fees and other retention terms.

Structure and Operations
The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least two times a year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee, shall set the agendas for Committee meetings; such agendas shall be distributed to the full Board. Two members of the Committee shall constitute a quorum; when more than two members are present, the act of a majority of such members at a meeting at which a quorum exists shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate in order for it to fulfill its responsibilities.

The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this Charter or as the Board shall from time to time specify. Reports to the Board may take the form of oral reports by the chairperson of the Committee or any other member of the Committee designated by the Committee to give such report.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s corporate governance guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

ATTACHMENT E

PUBLIC ISSUES COMMITTEE CHARTER

Mission Statement
The purpose of the Public Issues Committee (the “Committee”) of the Board of Directors (the “Board”) of Alcoa Inc. (the “Company”) is to provide advice and guidance on public issues that may affect the Company.

Membership
The Committee shall consist of no fewer than three members, the exact number to be determined from time to time by the Board.

The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Governance and Nominating Committee and shall serve until such member’s successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board.

Authority and Responsibilities
The Committee shall have the following specific authority and responsibilities (in addition to any others that the Board may from time to time delegate to the Committee):

1.	The Committee shall oversee the Company’s policies and procedures on corporate charitable giving.

2.	The Committee shall make recommendations to the Board on significant shareholder issues.

3.

The Committee shall identify and bring to the attention of the Board as appropriate, current and emerging political, social and environmental trends and public policy issues that may affect the business operations, performance or public image of the Company.

4.	The Committee shall provide oversight of the Company’s reports on social and environmental issues under the Global Reporting Initiative.

Performance Evaluation
The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Structure and Operations
The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least two times a year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee, shall set the agendas for Committee meetings; such agendas shall be distributed to the full Board. Two members of the Committee shall constitute a quorum; when more than two members are present, the act of a majority of such members at a meeting at which a quorum exists shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate in order for it to fulfill its responsibilities.

The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this Charter or as the Board shall from time to time specify. Reports to the Board may take the form of oral reports by the chairperson of the Committee or any other member of the Committee designated by the Committee to give such report.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

ATTACHMENT F

PRE-APPROVAL POLICIES AND PROCEDURES ADOPTED BY THE AUDIT COMMITTEE IN APRIL 2003 FOR AUDIT AND NON-AUDIT SERVICES

I.	Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific approval by the Audit Committee before the service is provided.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C with aggregate fees over $200,000 must be specifically pre-approved by the Audit Committee.

VI.	All Other Services

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the auditor. Permissible All Other Services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	Procedures

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A
Pre-Approved Audit Services for Fiscal Year 2003
Dated: April 2003

Service	Range of Fees

The Base Audit Fee: Financial audits of the Company including statutory audits or financial audits of subsidiaries or affiliates	$6,500,000

Adjustments to the Base Audit Fee due to impacts of foreign currency exchange rates and changes in scope of audits for the addition of subsidiaries or affiliates	Not to exceed $750,000

Accounting and audit services associated with the adoption of new financial accounting standards, consultation on the accounting or disclosure treatment of completed transactions, SEC registration statements or other SEC filings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Not to exceed $500,000

Audits of businesses to be divested as required by the purchasers	Not to exceed $250,000 per divestiture

Internal control reviews and assistance with internal control reporting requirements as required by final rules under Sarbanes-Oxley Section 404	Pending Final Rules

Appendix B
Pre-Approved Audit-Related Services for Fiscal Year 2003
Dated: April 2003

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions	Not to exceed $650,000 per transaction

Financial statement audits of employee benefit plans, net of amounts paid from the plan assets	Not to exceed $300,000

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters	Not to exceed $200,000

Consultations by the Company’s management as to the accounting or disclosure treatment of potential or proposed transactions or events or the potential impact of proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies

Not to exceed $500,000

Appendix C
Pre-Approved Tax Services for Fiscal Year 2003
Dated: September 2003

Service	Range of Fees

U.S. federal, state and local tax planning, advice, tax audit support and compliance	Not to exceed $1,000,000*

International tax planning, advice, tax audit support and compliance	Not to exceed $2,000,000

Preparation of tax returns for executives	Not to exceed $400,000

Preparation of tax returns for expatriate employees	Not to exceed $2,100,000**

Review and preparation of federal, state, local and international income, franchise, and other tax returns	Not to exceed $1,000,000

*	Original Pre-Approved limit was $2,000,000, effective April 2003.
* *	Original Pre-Approved limit was $1,600,000, effective April 2003. Actual amount expended was $1,600,000.

Appendix D
Pre-Approved All Other Services for Fiscal Year 2003
Dated: April 2003

Service/Range of Fees
None approved for 2003

Exhibit 1
Prohibited Non-Audit Services
•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports (other than tax transfer pricing advice allowable under SEC rules)

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

ATTACHMENT G

2004 ALCOA STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.
The purposes of the 2004 Alcoa Stock Incentive Plan are to encourage selected employees of the Company and its Subsidiaries to acquire a proprietary and vested interest in the long-term growth and financial success of the Company, to generate an increased incentive to promote its well-being and profitability, to link the interests of such employees to the long-term interests of shareholders and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional managerial, technical and professional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS.
As used in the Plan, the following terms have the meanings set forth below:

“Award” means any Option, Stock Appreciation Right, Contingent Stock Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

“Beneficial Owner” means beneficial owner as defined in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Control” means the first to occur of any of the following events:

(a)

an Entity, other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its Subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company’s then outstanding stock and securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i) or (ii) of subsection (c) of this definition;

(b)

individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board;

(c)

there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Entity or any parent thereof) at least 55% of the combined voting power of the stock and securities of the Company or such surviving Entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Entity is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding stock and securities;

(d)

the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition by the Company of all or substantially all of the assets to an Entity at least 55% of the combined voting power of the stock and securities of which is owned by Persons in substantially the same proportions as their ownership of the Company’s voting stock immediately prior to such sale; or

(e)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a merger, consolidation or other corporate transaction, the highest price per Share paid in such tender or exchange offer or corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation and Benefits Committee of the Board, or any successor to such committee, or a subcommittee thereof, composed of no fewer than two directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

“Company” means Alcoa Inc., a Pennsylvania corporation.

“Contingent Stock” means any Share issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such Share and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such Share and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Contingent Stock Award” means an award of Contingent Stock under Section 8 hereof.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Employee” means any employee of the Company or of any Subsidiary.

“Entity” means any individual, entity, person (within the meaning of Section 3(a)(9) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (a) any employee plan established by the Company, (b) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

“Option” means any right granted to a Participant under the Plan or predecessor plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. All Options granted under the Plan or predecessor plan are intended to be nonqualified stock options for purposes of the Code.

“Other Stock Unit Award” means any right granted to a Participant by the Committee pursuant to Section 10 hereof.

“Original Option” means any Option other than a Reload Option granted by the company in connection with the Prior Plan or the predecessor plan.

“Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year.

“Performance Share” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Performance Unit” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

“Plan” means this 2004 Alcoa Stock Incentive Plan.

“Prior Plan” means the Alcoa Stock Incentive Plan adopted by the Company shareholders at the Company’s 1999 annual meeting.

“Reload Option” means an Option described in Section 6(e) of the Plan, granted in connection with the exercise of an option under the Prior Plan or predecessor plan (an “antecedent award”). As a condition to the grant of a Reload Option, a Participant must elect at the time of exercise of the antecedent award that a designated portion, as determined by the Committee, of the Shares issued upon exercise of the antecedent award shall be restricted in terms of transfer for the shorter of five years from the issuance date of the shares or the remainder of the participant’s career with Alcoa.

“Shares” means the shares of common stock of the Company, $1.00 par value.

“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (a) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (b) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(g), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof, as the Committee, in its sole discretion, shall determine.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

SECTION 3. ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder and any Employee.

SECTION 4. SHARES SUBJECT TO THE PLAN.
(a)

Subject to the adjustment provisions of Section 4(g) below and the provisions of Section 4(b) through (f), commencing May 1, 2004, up to 30 million Shares may be issued in connection with Options and Stock Appreciation Rights under the Plan.

(b)	In addition to the Shares authorized by Section 4(a), the following Shares may be issued under the Plan:

(i)

Shares available for future awards under the Prior Plan as of the effective date of this Plan, and any shares that are not issued under the Prior Plan because of the cancellation, termination or expiration of awards under the Prior Plan or the predecessor plan.

(ii)

If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under a stock option granted under the Plan, the Prior Plan, or the predecessor plan, or in satisfaction of withholding tax obligations thereunder, the Shares tendered by the Participant or so withheld shall become available for issuance under the Plan.

(iii)

If Shares that are issued under the Plan are subsequently forfeited in accordance with the terms of the Award or an Award Agreement, the forfeited Shares shall become available for issuance under the Plan.

(c)	Subject to the adjustment provisions of Section 4(g), commencing May 1, 2004, up to 10 million Shares may be issued under Awards other than Options and Stock Appreciation Rights.

(d)

If an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may authorize a cash payment under an Award in lieu of Shares if there are insufficient Shares available for issuance under the Plan.

(e)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(f)	Shares issued or granted in connection with Substitute Awards shall not reduce the Shares available for issuance under the Plan or to a Participant in any calendar year.

(g)

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY.
Any Employee shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS.
Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an Award Agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case.

(a)

Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in connection with an adjustment provided for in Section 4(g), such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

(b)	Option Period. The term of each Original Option granted hereunder shall not exceed six years from the date the Option is granted.

(c)

Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant, provided, however, that the minimum vesting period of an Option shall be one year.

(d)

Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

(e)

Reload Options. A Reload Option entitles the Participant to purchase Shares (i) that are covered by an antecedent award at the time of its exercise, but are not issued upon such exercise, or (ii) whose aggregate grant price equals the purchase price of the exercised antecedent award and any related tax withholdings. The grant price per Share of the Reload Option shall be the Fair Market Value per Share at the time of grant. The duration of a Reload Option shall not extend beyond the expiration date of the antecedent award. No Options with a reload feature can be granted under the Plan in 2004 or anytime thereafter. Options and Reload Options granted under the Prior Plan or predecessor plan in 2002, or prior thereto, will be eligible for grant of a Reload Option only once on and after January 1, 2004, which grant of a Reload Option must occur anytime prior to the expiration of the antecedent award. For Original Options granted under the Prior Plan in 2003, only that portion of the grant that vests in 2004 will be eligible for grant of only one Reload Option, which grant must occur on or before December 31, 2004.

(f)

Transferability of Options. Notwithstanding the provisions of Section 14(a) of the Plan, at the discretion of the Committee and in accordance with rules it establishes from time to time, Participants may be permitted to transfer some or all of their Options to one or more “family members” as such term is defined in Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

SECTION 7. STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. CONTINGENT STOCK.
(a)

Issuance. A Contingent Stock Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the “Contingency Period”). Contingent Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Contingent Stock Awards need not be the same with respect to each recipient.

(b)

Registration. Any Contingent Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Contingent Stock awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, contingencies and restrictions applicable to such Award.

(c)

Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Contingency Period, all Shares of Contingent Stock still subject to any contingency or restriction shall be forfeited by the Participant and reacquired by the Company. Noncontingent Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the Contingency Period, as determined or modified by the Committee, shall expire.

(d)

Minimum Vesting Condition. The minimum Contingency Period applicable to any Contingent Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Contingency Period of less than three (3) years may be approved for such Awards with respect to up to 200,000 Shares under the Plan.

SECTION 9. PERFORMANCE AWARDS.
Performance Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10. OTHER STOCK UNIT AWARDS.
(a)

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Subsidiaries to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b)

Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards granted under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable contingency, restriction, performance or deferral period lapses. For any Award or Shares subject to any Award granted under this Section 10 the transferability of which is conditioned only on the passage of time, such restriction period shall be a minimum of three (3) years. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right granted under this Section 10 thereafter shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. CHANGE IN CONTROL PROVISIONS.
(a)

Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(i)

any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(ii)

the contingencies, restrictions and deferral limitations applicable to any Contingent Stock shall lapse, and such Contingent Stock shall become free of all contingencies, restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii)

all Performance Awards shall be considered to be earned and payable at the target amount of Shares covered by the Award, to the extent that the Change in Control occurs during the Performance Period, or at the calculated award level, to the extent that the Change in Control occurs after the Performance Period, and shall be immediately settled or distributed. Any deferral, contingency or other restriction applicable to such Performance Awards shall lapse; and

(iv)

the contingencies, restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all contingencies, restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

	(v)	the restrictions applicable to any Shares received in connection with the grant of a Reload Option shall lapse and such Shares shall be freely and fully transferable.

(b)

Change In Control Settlement. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Election Period”), a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notice to the Company, to elect (within the Change in Control Election Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation right as to which the right granted under this Section 11(b) shall have been exercised.

(c)

Other Forms of Settlement. The foregoing provisions of this Section 11 shall not preclude other forms of settlement of outstanding Awards in the event of a Change in Control, including a conversion or exchange of Awards for awards or securities of any person that is a party to or initiates the Change in Control transaction; provided that no Participant shall be required to accept any such substituted or exchanged award or security without such Participant’s written consent.

SECTION 12. CODE SECTION 162(m) PROVISIONS.
(a)

Notwithstanding any other provision of this Plan, if the Committee determines at the time Contingent Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)

If an Award is subject to this Section 12, then the lapsing of contingencies or restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement by the Company or any Subsidiary, or any division or business unit thereof, as appropriate, of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: cumulative net income or cumulative net income per share during the performance period; return on sales; return on assets; return on capital; return on shareholders’ equity; cash flow; economic value added; cumulative operating income; total shareholders’ return; cost reductions; or achievement of environment, health

& safety goals of the Company or the Subsidiary or business unit of the Company for or within which the Participant is primarily employed. Performance goals may be based upon the attainment of specified levels of Company, Subsidiary or unit performance under one or more of the measures described above relative to the performance of other comparator companies or groups of companies, and may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned, and a level of performance at which an Award will be fully earned. Performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with, the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)

Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals.

(d)

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e)

Notwithstanding any provision of this Plan other than Section 4(g), no Participant may be granted Options and/or Stock Appreciation Rights in any calendar year with respect to more than two million (2,000,000) Shares, or Contingent Stock Awards or Performance Share Awards covering more than 300,000 Shares. The maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $2,000,000.

SECTION 13. AMENDMENTS AND TERMINATION.
The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if: (x) such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (y) a proposed amendment or alteration would materially increase the benefits accruing to Participants, materially increase the maximum number of shares which may be issued under the Plan or materially modify the Plan’s eligibility requirements: or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent.Notwithstanding any provision of this Plan, the Committee may not amend the terms of any Option to reduce the option price.

SECTION 14. GENERAL PROVISIONS.
(a)

Nontransferability of Awards. Unless the Committee determines otherwise at the time the Award is granted or thereafter, and except for transfers of Options permitted by Section 6(f) of the Plan: (i) no Award, and no Shares subject to Awards described in Section 10 that have not been issued, or as to which any applicable contingency, restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant, and (ii) each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b)

Award Term. Except to the extent already established in Section 6 (b), the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

(c)

Award Entitlement. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d)

Requirement of an Award Agreement. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

(e)

Award Adjustments. Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(f)

Committee Right to Cancel. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee or otherwise takes any action that in the judgment of the Committee is not in the best interests of the Company.

(g)

Stock Certificate Legends. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)

Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

(i)

Award Deferrals; Dividends. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“Dividend Equivalents”), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j)

Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)

Delegation of Authority by Committee. The Committee may delegate to one or more executive officers (as that term is defined in Rule 3b-7 under the Exchange Act) or a committee of executive officers the right to grant Awards to Employees who are not executive officers or directors of the Company and to cancel or suspend Awards to Employees who are not executive officers or directors of the Company.

(l)

Withholding Taxes. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

(m)

Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.

(o)

Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p)

Awards to Non U.S. Employees. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home countries.

(q)

Repricing Prohibited. The repricing of Options or Stock Appreciation Right Awards under the Plan is expressly prohibited. “Repricing” means the grant of a new Option, Stock Appreciation Right or other Award in consideration of the exchange, cancellation or forfeiture of an Award that has a higher grant price than the new Award or the amendment of an outstanding Award to reduce the grant price; provided, that the grant of a Substitute Award shall not be considered to be repricing.

SECTION 15. TERM OF PLAN.
The Plan shall be effective as of May 1, 2004. No Award shall be granted pursuant to the Plan after April 30, 2009, but any Award theretofore granted may extend beyond that date.

SECTION 16. TERMINATION OF PRIOR PLAN.
No stock options or other awards may be granted under the Prior Plan or any predecessor plan after April 30, 2004, but all such awards theretofore granted shall extend for the full stated terms thereof and be administered under this Plan.

Alcoa 201 Isabella St. at 7th St. Bridge Pittsburgh, PA 15212-5858

Alcoa Annual Meeting of Shareholders	Admission Ticket
9:30 a.m. Friday, April 30, 2004	This ticket is not transferable.
Carnegie Music Hall
4400 Forbes Avenue
Pittsburgh, Pennsylvania 15213-4080

Please keep this ticket to be admitted to the annual meeting.

â Fold and detach here â

THREE WAYS TO VOTE
VOTE BY MAIL
Return your proxy in the	Vote By Mail — Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.
postage-paid envelope provided.

VOTE BY INTERNET	Vote By Internet — Have your proxy card available when you access the Web site www.votefast.com and follow the simple directions presented to record your vote.
Access this Web site to cast your vote.
www.votefast.com

VOTE BY TELEPHONE	Vote By Telephone — Have your proxy card available when you call toll-free 1-800-542-1160 using a touch-tone phone and follow the simple directions presented to record your vote.
Call toll-free using a touch-tone telephone.
1-800-542-1160

Vote 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 11:59 p.m. EDT on April 29, 2004 to be counted. If you vote by Internet or by telephone, please do not mail your proxy card. If you vote by mail, your proxy card must be received before the meeting for your vote to be counted.

Control Number ➢

Alcoa 201 Isabella St. at 7th St. Bridge Pittsburgh, PA 15212-5858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          I authorize Ronald D. Dickel, Charles D. McLane, Jr. and Dale C. Perdue, together or separately, to represent me at the Annual Meeting of Shareholders of Alcoa Inc. scheduled for Friday, April 30, 2004, and at any adjournment of the meeting. I authorize them to vote the shares of stock that I could vote if attending the meeting, in accordance with the instructions on the reverse side of this card. The representatives are authorized in their discretion to vote upon other business that might properly come before the meeting, and they may name others to take their place.

          As described more fully in the proxy statement, this card votes or provides voting instructions for shares of common stock held under the same registration in any one or more of the following: as a shareholder of record, in the Alcoa Dividend Reinvestment and Stock Purchase Plan, the Alcoa Employee Stock Purchase Plan and in employee savings plans sponsored by Alcoa, its subsidiaries or affiliates.

Comments: ______________________________

_________________________________________

_________________________________________

_________________________________________

_________________________________________

_________________________________________

_________________________________________
(Vote on the other side)

(continued from the other side)	(RETURN IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL)	(fold and detach here)
Please mark your choices clearly in the appropriate boxes.
Unless specified, the proxy committee will vote FOR items 1 and 2 and AGAINST items 3a and 3b.

	DIRECTORS	1.	Election of Directors – Nominees to serve a three-year term:
	RECOMMEND A VOTE		1. Alain J.P. Belda 2. Carlos Ghosn 3. Henry B. Schacht 4. Franklin A. Thomas
	FOR THESE		☐ FOR all listed nominees ☐ WITHHOLD vote for all listed nominees
	DIRECTORS / CANDIDATES		☐ WITHHOLD vote only from ___________________________________________
P

R	DIRECTORS	2.	Proposal to Approve the 2004 Alcoa Stock Incentive Plan
	RECOMMEND A VOTE		☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN
O	FOR THIS ITEM (#2)

X
	DIRECTORS	3a.	Shareholder Proposal Relating to Pay Disparity
Y	RECOMMEND A VOTE		☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN
AGAINST THIS ITEM (#3a)

	DIRECTORS	3b.	Shareholder Proposal Relating to Change in Control Severance Plan
	RECOMMEND A VOTE		☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN
AGAINST THIS ITEM (#3b)

If you plan to attend the annual meeting, please check the box on the right.	❑ I will attend the 2004 annual meeting.

PLEASE VOTE, SIGN,
DATE AND RETURN	➢	______________________________________________ Date __________________________, 2004
(Sign exactly as name appears on the reverse side, indicating position or representative capacity, where applicable)

Alcoa Annual Meeting of Shareholders	Admission Ticket

9:30 a.m. Friday, April 30, 2004	This ticket is not transferable.
Carnegie Music Hall
4400 Forbes Avenue
Pittsburgh, Pennsylvania 15213-4080

Please keep this ticket to be admitted to the annual meeting.

â Fold and detach here â

Dear Preferred Shareholder:

We invite you to attend the 2004 Alcoa Annual Meeting of Shareholders on Friday, April 30, at 9:30 a.m. at the Carnegie Music Hall, 4400 Forbes Avenue, Pittsburgh, Pennsylvania 15213-4080. All shareholders are welcome to attend, although only holders of Alcoa common stock are eligible to vote at this meeting.

If you plan to attend this meeting, please check the box below. Then detach and return the card in the enclosed postage-paid envelope by April 15, 2004.

Shareholder comments about any aspect of company business are welcome, and we provide space on the card for this purpose. Although we do not answer these comments on an individual basis, they do assist management in determining and responding to your needs as shareholders.

Judith L. Nocito
Secretary

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Alcoa Annual Meeting Attendance

If you plan to attend the annual meeting, please check the box below.

❑ I will attend the 2004 annual meeting.

For your comments . . .